UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of th
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KINETIK HOLDINGS INC.
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PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION
DATED MARCH 31, 2023

KINETIK HOLDINGS INC.

2700 Post Oak Boulevard, Suite 300, Houston TX 77056-5748

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION
DATED MARCH 31, 2023

Notice of Annual
Meeting of
Stockholders of
Kinetik Holdings Inc.

Date:
May 31, 2023

Time:
10:00 a.m. Central Time

Place:
2700 Post Oak Boulevard, Suite 300
Houston, Texas 77056-5748

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the meeting, we encourage you to vote as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail, the section titled How to Vote beginning on page 63 of this proxy statement, or, if you requested to receive printed proxy materials, your enclosed proxy card.

Notice is hereby given that the 2023 annual meeting of stockholders of Kinetik Holdings Inc., a Delaware corporation (“Kinetik,” the “Company,” or “we”), will be held on May 31, 2023, at 10:00 a.m. (Central time), at 2700 Post Oak Boulevard, Suite 300, Houston, Texas 77056-5748, for the following purposes:

Election of the eleven directors named in the attached proxy statement;
Approve a non-binding resolution regarding the compensation of named executive officers for 2022 (say-on-pay);
Approve a non-binding resolution regarding the frequency of stockholder votes on the compensation of named executive officers (say-on-frequency);
Approve an amendment to the Company’s Certificate of Incorporation to add a sunset provision for the supermajority vote requirement for changes to Section 9.1;
Approve an amendment to the Company’s Certificate of Incorporation to limit the liability of certain officers of the Company as permitted pursuant to recent amendments to the Delaware General Corporation Law;
Ratification of the appointment of KPMG LLP as the Company’s independent auditor for fiscal year 2023; and
Transaction of any other business that may properly come before the meeting or any adjournment thereof.

Holders of record of the Company’s Common Stock as of the close of business on April 5, 2023, are entitled to notice of, and to vote at, the annual meeting. This proxy statement is first being mailed to Kinetik stockholders on or about           , 2023.

IMPORTANT NOTICE Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 31, 2023:

This proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, are available free of charge on the Company’s website at www.kinetik.com.

By order of the Board of Directors,

Lindsay Ellis

Corporate Secretary, Kinetik Holdings Inc.

Houston, Texas, 2023

Information on our website and any other website referenced herein is not incorporated by reference into, and does not constitute a part of, this proxy statement.

Proxy Statement

General

This proxy statement contains information about the 2023 annual meeting of stockholders of Kinetik Holdings Inc., a Delaware corporation (“Kinetik,” the “Company,” “our,” “us,” or “we”). This proxy statement and the enclosed proxy card are being made available to you by the Company’s Board of Directors (the “Board”) starting on or about         , 2023.

Purpose of the Annual Meeting

At the Company's annual meeting, stockholders will vote on the following matters:

Proposal 1: Election of the eleven directors named in this proxy statement;
Proposal 2: Approval of a non-binding resolution regarding the compensation of named executive officers (“NEOs”) for 2022 (say-on-pay);
Proposal 3: Approval of a non-binding resolution regarding the frequency of stockholder votes on the compensation of named executive officers (say-on-frequency);
Proposal 4: Approval of an amendment to the Company’s Certificate of Incorporation to add a sunset provision for the supermajority vote requirement for changes to Section 9.1;
Proposal 5: Approval of an amendment to the Company’s Certificate of Incorporation to limit the liability of certain officers of the Company as permitted pursuant to recent amendments to the Delaware General Corporation Law (the “DGCL”);
Proposal 6: Ratification of the appointment of KPMG LLP (“KPMG”) as the Company’s independent auditor for fiscal year 2023; and
Transaction of any other business that properly comes before the meeting. As of the date of this proxy statement, the Company is not aware of any other business to come before the meeting.

Kinetik Holdings Inc.	5	2023 Proxy Statement

Summary of Board Recommendations

The Board recommends that you vote as follows:

FOR all nominees	Proposal 1: Election of directors
FOR	Proposal 2: Approval of a non-binding resolution regarding the compensation of Kinetik’s named executive officers for 2022 (say-on-pay)
ONE YEAR	Proposal 3: Approval of a non-binding resolution regarding the frequency of stockholder votes on the compensation of named executive officers (say-on-frequency)
FOR	Proposal 4: Approval of an amendment to the Company’s Certificate of Incorporation to add a sunset provision for the supermajority vote requirement for changes to Section 9.1
FOR	Proposal 5: Approval of an amendment to the Company’s Certificate of Incorporation to limit the liability of certain officers of the Company as permitted pursuant to recent amendments to the DGCL
FOR	Proposal 6: Ratification of the appointment of KPMG as the Company’s independent auditor

Kinetik Holdings Inc.	6	2023 Proxy Statement

Proposal 1.
Election of Directors

General Information

The current terms of directors Elizabeth P. Cordia, Deborah L. Byers, David I. Foley, D. Mark Leland, Kevin S. McCarthy, John-Paul (JP) Munfa, Jesse Krynak, Ben C. Rodgers, Ronald Schweizer, Laura A. Sugg and Jamie Welch will expire at the annual meeting. Each of the current directors has been recommended by the Company’s Governance and Sustainability Committee (“Governance Committee”) and nominated by the Board for election by the stockholders to a one-year term. If elected, all nominees will serve beginning upon their election until their respective successors shall have been duly elected and qualified at the annual meeting of stockholders in 2024.

Pursuant to the amended and restated stockholders agreement (the “Stockholders Agreement”), dated as of October 21, 2021 and effective as of February 22, 2022, with Altus Midstream Company (now known as the Company), APA Corporation (“APA”), Apache Midstream LLC (“Apache Midstream”), New BCP Raptor Holdco, LLC (“Contributor”), BX Permian Pipeline Aggregator LP (“BX Permian”), BCP Raptor Aggregator, LP (“BX Aggregator” and together with BX Permian, the “BX Holders”), Buzzard Midstream LLC (“ISQ”), and for the limited purposes set forth therein, BCP Raptor Holdco, LP (“BCP”), Apache (as defined in the Stockholders Agreement), Blackstone (as defined in the Stockholders Agreement), and I Squared (as defined in the Stockholders Agreement) are each entitled to designate directors to the Board based on their and their affiliates ownership of the Company’s outstanding shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), and Class C common stock, par value $0.0001 per share (“Class C Common Stock” and, together with Class A common stock, “Common Stock”) as follows:

	Ownership Threshold	Number of Directors
	30% or more	3
Blackstone	20% or more (but less than 30%)	2
	10% or more (but less than 20%)	1
I Squared	20% or more	2
	10% or more (but less than 20%)	1
Apache	10% or more	1

In addition, the Stockholders Agreement provides Blackstone with the right to designate one of its director designees as the non-executive chairperson of the Board until the earlier of December 31, 2024 and such time as Blackstone and its affiliates are no longer entitled to designate directors under the Stockholders Agreement.

VOTE

The Board recommends that you vote “FOR ALL NOMINEES” for the election of directors.

Kinetik Holdings Inc.	7	2023 Proxy Statement

Apache and its affiliates own approximately 13.49 percent of our outstanding Common Stock. As such, Apache may nominate one director for election at the annual meeting, and it has nominated Ben C. Rodgers. I Squared and its affiliates own approximately 20.93 percent of our outstanding Common Stock. As such, I Squared may nominate two directors for election at the annual meeting, and it has nominated Jesse Krynak and Ronald Schweizer. Blackstone and its affiliates own approximately 49.89 percent of our outstanding Common Stock. As such, Blackstone may nominate three directors for election at the annual meeting, and it has nominated David I. Foley, JP Munfa and Elizabeth P. Cordia. In addition, our Board has nominated each of Deborah L. Byers, D. Mark Leland, Kevin S. McCarthy, Laura A. Sugg and Jamie Welch for election at the annual meeting.

Unless otherwise instructed, all proxies will be voted in favor of these nominees. If one or more of the nominees is unwilling or unable to serve, the proxies will be voted only for the remaining named nominees. Proxies cannot be voted for more than eleven nominees. Each director nominee has consented to be named in this proxy statement, and the Board knows of no nominee for director who is unwilling or unable to serve.

Nominees for Election as Directors

Biographical information as of March 24, 2023, including principal occupation and business experience during the last five years, of each nominee for director is set forth below. Unless otherwise stated, the principal occupation of each nominee has been the same for the past five years. In addition, each nominee’s experience, qualifications, attributes, or skills to serve on our Board are set forth below.

Deborah L. Byers AGE: 61 DIRECTOR SINCE: 2022

Ms. Byers has served as a director since July 2022. She recently retired from EY following a 36-year career in public accounting while holding multiple leadership roles. From July 2018 until her retirement in July 2022, Ms. Byers served as EY’s Americas Industry Leader overseeing the markets and growth strategy across its primary industry. Ms. Byers served as EY’s Houston Office Managing Partner and US Energy Leader from July 2013 to July 2018 and Managing Partner of the Southwest Region Strategy & Transactions business unit from July 2008 to July 2013. In these roles, she was a leader in the global energy markets and worked with corporations and investment funds in all phases of energy investment. Ms. Byers also serves as a director of Excelerate Energy, Inc. and Civitas Resources, Inc. Ms. Byers holds a BBA from Baylor University and is a Certified Public Accountant.

MS. BYERS IS WELL QUALIFIED TO SERVE ON OUR BOARD DUE TO HER SIGNIFICANT EXPERIENCE IN PUBLIC COMPANY ACCOUNTING, FINANCE AND FINANCIAL REPORTING.

Elizabeth P. Cordia AGE: 30 DIRECTOR SINCE: 2022

Ms. Cordia was appointed to our board of directors in February 2022. Ms. Cordia is a Principal in the Private Equity group at Blackstone and focuses on investments in the midstream, energy and transportation sectors. Ms. Cordia also served as a director of BCP GP from March 2020 until February 2022. Before joining Blackstone, Ms. Cordia worked as an Investment Banking Analyst at Barclays in the Global Natural Resources group. Ms. Cordia received an A.B. in Economics from Princeton University, where she graduated summa cum laude and Phi Beta Kappa.

MS. CORDIA IS WELL QUALIFIED TO SERVE ON OUR BOARD DUE TO HER ENERGY INVESTMENT EXPERIENCE.

Kinetik Holdings Inc.	8	2023 Proxy Statement

David I. Foley AGE: 55 DIRECTOR SINCE: 2022

Mr. Foley was appointed to our board of directors and elected Chair of the Board in February 2022. Mr. Foley is a Senior Managing Director in the Private Equity group and Global Head of Blackstone. Mr. Foley is responsible for overseeing Blackstone’s private equity investment activities in the energy sector on a global basis. Since joining Blackstone in 1995, Mr. Foley has been responsible for building the Blackstone energy practice and has played an integral role in every energy-related private equity deal that the firm has made. Mr. Foley actively leads our investment activities and provides guidance and support to the other BEP senior investment professionals, who each have primary responsibility for specific sectors. Before joining Blackstone, Mr. Foley worked with AEA Investors, and prior to that he worked as a management consultant for Monitor Company. Mr. Foley serves as a member of the board of directors for several Blackstone investments, including Beacon Offshore Energy, Geosyntec, Kinetik, Olympus Energy, and Rover. Mr. Foley also served as a director of BCP GP from June 2017 until February 2022. He also serves as the Chair of the Columbia University Medical Center Ophthalmology Board of Advisors. Mr. Foley received a B.A. and M.A. in Economics, with honors, Phi Beta Kappa, from Northwestern University and received an M.B.A. with distinction from Harvard Business School.

MR. FOLEY BRINGS INDUSTRY EXPERTISE AND A UNIQUE FINANCIAL PERSPECTIVE TO OUR BOARD BASED ON HIS EXTENSIVE EXPERIENCE HAVING ACTIVELY MANAGED PRIVATE EQUITY INVESTMENTS FOR OVER 20 YEARS.

Jesse Krynak AGE: 40 DIRECTOR SINCE: 2023

Mr. Krynak was appointed to our board of directors in March 2023. Mr. Krynak has been a Managing Director at I Squared Capital since 2022 and held investing and operating roles at I Squared Capital since 2019. Prior to joining ISQ in 2019, Mr. Krynak was a Director at First Reserve on its private equity investment team, where he was involved in numerous transactions across the energy value chain. Mr. Krynak also serves as a director of Hydrogen Technology Energy Corporation (HTEC) and Whistler Pipeline. Mr. Krynak holds a B.S. in Finance from Pepperdine University and a M.A. in Economics from the University of Southern California.

MR. KRYNAK IS WELL QUALIFIED TO SERVE ON OUR BOARD DUE TO HIS ENERGY, INFRASTRUCTURE FINANCE AND INVESTMENT EXPERIENCE.

Kinetik Holdings Inc.	9	2023 Proxy Statement

D. Mark Leland AGE: 61 DIRECTOR SINCE: 2017

Mr. Leland has served as a director since March 2017. He has served as a director of PotlatchDeltic Corporation since 2016 and served as Deltic Timber Corporation’s interim President and CEO from October 2016 to March 2017. Previously, Mr. Leland served as Executive Vice President and CFO of El Paso Corporation from 2005 to 2009 and President of El Paso’s midstream business unit from 2009 to 2012, and as director of El Paso Pipeline Partners, L.P. from its formation in 2007 to 2012. He served as Senior Vice President and CFO of El Paso Exploration & Production Company from 2004 to 2005. Mr. Leland served as Vice President and COO of the general partner of GulfTerra Energy Partners, L.P. in 2003, and as Vice President and Controller from 1997 to 2003. Mr. Leland currently serves as a director of Equitrans Midstream Corporation. Mr. Leland previously served as a director for the general partner of Oiltanking Partners, L.P., the general partner of Rice Midstream Partners until its merger with EQM Midstream Partners, LP, and KiOR, Inc. Mr. Leland holds a Bachelor of Business Administration in finance and economics from the University of Puget Sound.

MR. LELAND IS WELL QUALIFIED TO SERVE ON OUR BOARD DUE TO HIS EXTENSIVE OPERATIONAL AND FINANCIAL EXPERIENCE IN THE MIDSTREAM ENERGY INDUSTRY AND HIS EXPERIENCE ON THE BOARDS OF DIRECTORS OF NUMEROUS PUBLICLY TRADED ENERGY COMPANIES.

Kevin S. McCarthy AGE: 63 DIRECTOR SINCE: 2017

Mr. McCarthy has served as a director since June 2017. He previously served as the Company’s Chair from March 2017 until November 2018 and as its Chief Executive Officer from December 2016 (inception) until February 2017. Mr. McCarthy served as vice chair and a managing partner at Kayne Anderson Capital Advisors, L.P. until March 2023 where he co-founded and oversaw the firm’s energy infrastructure activities. Prior to joining Kayne Anderson in 2004, Mr. McCarthy was global head of energy at UBS Securities LLC and also previously held similar positions at Dean Witter Reynolds and then PaineWebber Incorporated. In addition to his directorships at Kayne’s closed-end funds, he currently serves as a director of Chord Energy Inc. and Plains All American Pipeline LP, and he previously served as a director of several publicly traded energy companies, including Whiting Petroleum, Range Resources Corporation, ONEOK, Inc., Emerge Energy Services LP and K-Sea Transportation Partners LP. Mr. McCarthy earned a B.A. in Economics and Geology from Amherst College in 1981 and an M.B.A. in Finance from the Wharton School at the University of Pennsylvania in 1984.

MR. MCCARTHY IS WELL QUALIFIED TO SERVE AS A MEMBER OF OUR BOARD DUE TO HIS ENERGY FINANCE, ACCOUNTING AND INVESTMENT EXPERIENCE.

Kinetik Holdings Inc.	10	2023 Proxy Statement

John-Paul (JP) Munfa AGE: 41 DIRECTOR SINCE: 2022

Mr. Munfa was appointed to our board of directors in February 2022. Mr. Munfa is a Senior Managing Director in the Private Equity group at Blackstone. Since re-joining Blackstone in 2011, Mr. Munfa focuses on investments in the midstream and transmission sectors. Mr Munfa has played an integral role in the execution of Blackstone’s investments in Cheniere, Cliff Swallow, Custom Truck One Source, EagleClaw Midstream, Grand Prix, Global Offshore Wind, GridLiance, Permian Highway Pipeline, Rover and Sabre. Mr. Munfa serves as a director of Sabre and Custom Truck One Source. and previously served as a director of BCP GP from June 2017 until February 2022. From 2006 to 2009, Mr. Munfa was an Analyst with Blackstone’s Private Equity group, where he was involved in the analysis and execution of private equity investments in energy and other industries. He began his career in 2004 as an Analyst in Blackstone’s Restructuring & Reorganization group. Mr. Munfa received an A.B. in Economics from Harvard College and an M.B.A. from the Stanford Graduate School of Business, where he graduated as an Arjay Miller Scholar.

MR. MUNFA IS WELL QUALIFIED TO SERVE AS A MEMBER OF OUR BOARD DUE TO HIS ENERGY FINANCE AND INVESTMENT EXPERIENCE.

Ben C. Rodgers AGE: 43 DIRECTOR SINCE: 2018

Mr. Rodgers has served as a director since November 2018. He served as our Chief Financial Officer and Treasurer from November 2018 until February 2022. Mr. Rodgers also has served as Senior Vice President and Treasurer of APA since January 2020, overseeing treasury, midstream and marketing, and market strategies, having previously served as Vice President and Treasurer since May 2018. Prior to joining APA, Mr. Rodgers served as Senior Vice President of EIG Global Energy Partners from 2016 until 2018. Before that, he was with Concho Resources serving in a variety of leadership roles including Vice President of Commodities and Midstream and Vice President and Treasurer from 2012 until 2016. From 2008 until 2012, he also held the role of Vice President, Syndicated and Leveraged Finance, in the Investment Banking Division of J.P. Morgan Securities. Before that, he was senior consultant in the Advisory Services group at EY from 2002 until 2007. Mr. Rodgers holds a Master of Business Administration in finance from the University of Texas at Austin and a bachelor’s degree in finance from Texas A&M University.

MR. RODGERS IS WELL QUALIFIED TO SERVE AS A MEMBER OF OUR BOARD DUE TO HIS OPERATIONS, FINANCE, AND INVESTMENT EXPERIENCE IN THE ENERGY INDUSTRY.

Kinetik Holdings Inc.	11	2023 Proxy Statement

Ronald Schweizer AGE: 50 DIRECTOR SINCE: 2022

Mr. Schweizer has served as a director since July 2022. Mr. Schweizer has served as the Chief Operating Officer of Americas portfolio at I Squared Capital since April 2022. Prior to assuming his current role, Mr. Schweizer served as the global Chief Financial Officer of the firm, which included the oversight of the company’s administration, financial and risk management operations around the world. Before joining I Squared in 2013, Mr. Schweizer served as Senior Vice President and Head of Alternative Investments Finance at PineBridge Investments. Before PineBridge, Mr. Schweizer was Controller at Strategic Value Partners. Earlier in his career, Mr. Schweizer worked at J.P. Morgan Partners as a Vice President in its Funds Management and Tax Group and at Morgan Stanley as a Manager in its Venture Capital Group. Mr. Schweizer began his career at Ernst & Young LLP (“EY”). Mr. Schweizer holds a Bachelor of Science in Accounting, Cum Laude, from University of Scranton.

RONALD SCHWEIZER IS WELL QUALIFIED TO SERVE ON OUR BOARD DUE TO HIS EXTENSIVE EXPERIENCE IN A NUMBER OF AREAS INCLUDING ACCOUNTING AND FINANCE.

Laura A. Sugg AGE: 62 DIRECTOR SINCE: 2022

Ms. Sugg was appointed to our board of directors in February 2022 and subsequently appointed as Lead Independent Director. Ms. Sugg is a retired executive of ConocoPhillips. Prior to her retirement in 2010, she held diverse global and domestic roles leading multiple divisions including the Australasia, Midstream, and Global Gas Divisions, as well as serving as the VP Human Resources Upstream. Additionally, she held management positions across the company in Engineering and Operations, Corporate and Strategic Planning, Mergers and Acquisitions, Treasury, and Marketing. Ms. Sugg currently serves on two other public company boards, Public Service Enterprise Group and Murphy Oil. Ms. Sugg served as a director of BCP GP from December 2020 until February 2022. She previously served as an independent director for The Williams Companies, Denbury Resources, and Mariner Energy. Ms. Sugg has a B.S. in Chemical Engineering from Oklahoma State University and has completed numerous advanced management and board of director education programs. She is a member of G100 Board Excellence and National Association of Corporate Directors.

MS. SUGG’S BROAD BACKGROUND IN THE ENERGY INDUSTRY AND SERVICE AS A DIRECTOR ON VARIOUS PUBLIC COMPANY BOARDS BRINGS EXPERTISE IN THE ENERGY INDUSTRY, OPERATIONAL AND CORPORATE MATTERS. AMONG OTHER QUALIFICATIONS, SHE BRINGS TO THE BOARD SPECIFIC EXPERIENCE IN SENIOR LEADERSHIP, HUMAN CAPITAL MANAGEMENT, REGULATORY AND FINANCIAL MATTERS.

Kinetik Holdings Inc.	12	2023 Proxy Statement

Jamie Welch AGE: 56 DIRECTOR SINCE: 2022

Mr. Welch has served as our Chief Executive Officer, President and Chief Financial Officer and as a member of our board of directors since February 2022. Prior to February 2022, he served as President, Chief Executive Officer and Chief Financial Officer of BCP GP (as defined below), a position he held since May 2021. From April 2019, he was President and CEO and before then was President and CFO. Prior to February 2022, he served as director of BCP Raptor Holdco GP, LLC, the general partner of BCP (“BCP GP”) since June 2017. Mr. Welch has served as a Senior Advisor to Blackstone Energy Partners (“Blackstone”) since July 2016. Prior to joining Blackstone and BCP GP, he was the Group Chief Financial Officer and Head of Business Development for the Energy Transfer Equity, L.P. (“ETE”) family from June 2013 to February 2016. Mr. Welch also served on the board of directors of ETE, Energy Transfer Partners and Sunoco Logistics. Before joining ETE, Mr. Welch was Head of the EMEA Investment Banking Department and Head of the Global Energy Group at Credit Suisse. He was also a member of the Investment Banking Division Global Management Committee and the EMEA Operating Committee. Mr. Welch joined Credit Suisse First Boston in 1997 from Lehman Brothers Inc. in New York, where he was a Senior Vice President in the global utilities and project finance group. Prior to that he was an attorney in New York with Milbank, Tweed, Hadley & McCloy and a barrister and solicitor with Minter Ellison in Melbourne, Australia. Mr. Welch received a Bachelor of Law and a Diploma of Legal Practice from Queensland University of Technology.

MR. WELCH’S SERVICE AS A CEO, PRIOR PUBLIC COMPANY EXECUTIVE EXPERIENCE AND EXTENSIVE EXPERIENCE MANAGING AND OVERSEEING INVESTMENTS PROVIDES HIM WITH EXPERIENCE IN THE FINANCIAL AND OPERATIONAL RISKS OF AN ENERGY COMPANY. HE IS WELL QUALIFIED TO SERVE ON OUR BOARD DUE TO THIS EXTENSIVE EXPERIENCE IN THE MIDSTREAM ENERGY INDUSTRY.

VOTE

The Board recommends that you vote “FOR ALL NOMINEES” for the election of directors.

Kinetik Holdings Inc.	13	2023 Proxy Statement

Board Diversity

Each year, our Governance Committee will review, with the Board, the appropriate characteristics, skills and experience required for the Board as a whole and its individual members. In evaluating the suitability of individual candidates, our Governance Committee will consider factors including, without limitation, an individual’s judgment, skill, diversity, independence under applicable standards, experiences with businesses and other organizations of comparable size, the interplay of the individual’s experiences with the experience of other directors, and the extent to which the individual would be a desirable addition to the Board and any committees of the Board. While we have no formal policy regarding board diversity for our Board as a whole nor for each individual member, the Governance Committee does consider such factors as gender, race, ethnicity, age, experience and area of expertise, as well as other individual attributes that contribute to the total diversity of viewpoints and experience represented on the Board.

The matrix below outlines the diverse set of skills and expertise represented on the Company’s Board:

Knowledge, Skills and Experience
Public Company Board Experience / Governance	●		●	●	●	●		●	●		●
Senior Leadership Experience	●		●	●	●	●		●	●	●	●
M&A / Business Development	●	●	●	●	●	●	●	●	●	●	●
Finance / Capital Management	●	●	●	●	●	●	●	●	●	●	●
Accounting	●		●		●	●	●	●		●	●
Risk Management	●	●	●		●	●	●	●	●	●	●
Environmental / Sustainability	●	●	●			●	●		●	●	●
Industry Experience	●	●	●	●	●	●	●	●	●		●
Operations / Engineering						●			●		●
Human Capital	●		●		●	●			●	●	●
Investor Relations	●		●	●	●	●	●	●	●	●	●
Government Relations / Regulatory	●		●		●	●		●	●		●
Technology / Cybersecurity	●								●	●

Kinetik Holdings Inc.	14	2023 Proxy Statement

Independence                                                Gender                                      Age                                        Tenure

Director Service on Other Boards

The Board believes that director service on other company boards contributes valuable experience and perspective to the Kinetik Board. However, the Board also expects each director to devote sufficient time to effectively fulfill such director’s duties as a director of Kinetik. In evaluating director nominees, our Governance Committee considers, among other things, the number of other public company boards on which the nominee serves. The Company’s Corporate Governance Guidelines provide that no director may serve on the board of directors of more than three other public companies, unless otherwise determined by the Board upon review of a director’s commitments. Additionally, no member of the Board’s Audit Committee may serve simultaneously on the audit committee of more than three public companies (including the Company’s Audit Committee) without the Board’s prior approval. The Company’s Corporate Governance Guidelines additionally provide that in advance of accepting an invitation to serve on another public company board, directors should advise the Chair of the Board and the Chair of the Governance and Sustainability Committee to allow an assessment to be made of, among other things, the potential impact of such service on the director’s time and availability, potential conflict of interest issues and the director’s status as an independent director.

Director Independence

The majority of the members of the Board at any given time must qualify as independent under New York Stock Exchange (“NYSE”) rules. The Board has undertaken a review of the independence of each of our director nominees and has determined that each of D. Mark Leland, Kevin S. McCarthy, Laura A. Sugg, Deborah L. Byers, David I. Foley, JP Munfa, Elizabeth P. Cordia, Ronald Schweizer and Jesse Krynak are independent under the Company’s Corporate Governance Guidelines and the applicable NYSE listing standards and SEC rules. The Board has also determined that all members of each of our Audit Committee, Compensation Committee, and Governance Committee are independent and satisfy the relevant SEC and NYSE independence requirements for service on such committees.

Reporting of Concerns to Independent Directors

Anyone who has concerns about the Company may communicate those concerns to the independent directors, including our Lead Independent Director. Such communication should be mailed to the Company’s corporate secretary at 2700 Post Oak Boulevard, Suite 300, Houston, Texas 77056-5748, and the corporate secretary will review these communications and forward any such communications that they determine bear substantively on the business, management, or governance of the Company to the independent directors.

Board Leadership Structure and Role in Risk Oversight

Board Leadership Structure

The roles of Chair of the Board and Chief Executive Officer are currently separated, which we believe aids in the Board’s oversight of management, supported by strong independent committee chairs. The Stockholders Agreement provides Blackstone with the right to designate one of its director designees as the non-executive chairperson of the Board until the earlier of December 31,

Kinetik Holdings Inc.	15	2023 Proxy Statement

2024 and such time as Blackstone and its affiliates are no longer entitled to designate directors under the Stockholders Agreement. The Board believes it is in the best interests of the Company and its stockholders for the Board to have flexibility in determining the Board leadership structure of the Company and believes the current structure enhances corporate governance and allows each of our Chair and our Chief Executive Officer to remain focused on their distinct roles, which, for the Chair, primarily involves Board and corporate governance and, for the Chief Executive Officer, primarily involves day-to-day management leadership and implementing our corporate strategy. The Board regularly reviews all aspects of its governance profile, including the Board leadership structure, taking into account the Company and its needs, legislative and regulatory developments, and corporate governance trends, among other things, and will make changes as it deems appropriate.

Lead Independent Director

In 2022, the Board appointed Laura Sugg as Lead Independent Director in a newly created role. The Board believes that a strong Lead Independent Director complements the role of the Chair and CEO, enhances the significant contributions of our directors not affiliated with Blackstone, I Squared or Apache (the “Non-Affiliated Directors”) and promotes confidence in our governance structure. Our Lead Independent Director is designated by the Board and such position’s duties include (i) meeting independently with the Non-Affiliated Directors, as needed, (ii) consulting on meeting agendas for the Board and meeting schedules, as appropriate, and (iii) ensuring they are available for consultation and direct communication with the Company’s major stockholders upon request.

Board Role in Risk Oversight

The full Board oversees the Company’s risk management, while Company management is responsible for the day-to-day management of risk. To assist it in this oversight role, the Board’s committees are primarily responsible for certain matters relating to the risks inherent in the committees’ respective areas of oversight, with each committee regularly reporting and making recommendations to the full Board. Risk oversight responsibilities for our Board and its committees are delegated as set forth below:

●	Audit Committee: Reviews with management the guidelines and policies governing the process by which senior management of the Company assess and manage the Company’s exposure to risk and discusses with management (and, if appropriate, the independent auditor) the Company’s major financial risk exposures and cybersecurity risks and the steps management has taken to monitor and control such exposures. Resolves potential conflicts of interest, in connection with certain related-party transactions, including transactions between the Company or any of its subsidiaries, on the one hand, and Blackstone, I Squared or Apache or their respective subsidiaries, on the other hand, in accordance with the related-party transaction policies adopted by our Board.
●	Compensation Committee: To the extent the Company may directly employ and compensate executives, reviews the executive compensation program to ensure it does not encourage excessive risk-taking; reviews and discusses, at least annually, the relationship between risk management policies and practices, corporate strategy and ESG priorities and the Company’s compensation arrangements; and reviews our executive compensation and incentive compensation plans to ensure we have appropriate practices in place to support the retention and development of the talent necessary to achieve our business goals and objectives.
●	Governance and Sustainability Committee: Develops and recommends to the Board a code of conduct and ethics for the Company’s directors, officers, and employees (if any) dealing with such matters as the ethical conduct of the Company’s business and the prohibition of conflicts of interest for directors, officers, and employees. The Committee is also responsible for ensuring refreshment of Board members who have the appropriate skills and experiences, including with regard to risk management issues. Further, the Committee was recently renamed in 2023 and its remit was expanded to include review and provide oversight of risks related to the Company’s strategy, initiatives, policies and practices on corporate governance, environmental, health and safety, corporate social responsibility, sustainability, and other related environmental, social or governance policy matters that are significant to the Company.

Kinetik Holdings Inc.	16	2023 Proxy Statement

Our Board receives regular updates and recommendations from the committees about these activities, and reviews additional risks not specifically within the purview of any particular committee and risks of a more strategic nature, including operational risks and those relating to health, environment, safety, and security, including risks relating to climate change and human capital management.

In addition to the oversight provided by our full Board, its committees, executive officers, and the members of our management team, our independent directors hold regularly-scheduled executive sessions as often as they deem appropriate. These executive sessions provide an additional avenue through which the Board monitors the Company’s risk exposure and policies regarding risk management.

The Company believes that this structure and division of responsibility is the most effective way to monitor and control risk.

Sustainability and ESG

At Kinetik, we believe that integrating environmental, safety, governance and community considerations into our business decisions is essential to creating value for our stakeholders, including our stockholders, lenders, customers, employees, business partners, regulators and citizens in the communities where we live and work. Operational safety and environmental protection are top priorities at Kinetik and we require a commitment from all employees and business partners to operate in a safe, reliable and environmentally sound manner.

We released our second environmental, social and governance report in July 2022, which provides a comprehensive review of Kinetik’s progress towards advancing a safer, cleaner and more reliable energy future, building a more diverse and inclusive culture, and investing in the communities in which we operate. We are committed to communicating with transparency, and our report follows best practice in ESG reporting and was prepared in reference to the Global Reporting Initiative (GRI) Standards, the Sustainability Accounting Standards Board (SASB) and the Energy Infrastructure Council (EIC) / GPA Midstream Association. Please visit https://www.kinetik.com/sustainability for more information and a link to our most recent ESG report for a detailed disclosure on our sustainability and ESG performance. Additional context on Kinetik’s sustainability strategy, targets, and results for fiscal year 2022 will be detailed in our 2022 ESG Report, expected to be published mid-year. Some highlights of our sustainability and ESG efforts appear below.

Environmental
Commitment to Reducing Emissions	●	Reduced Kinetik’s Scope 1 and 2 absolute greenhouse gas emissions between 2020 and 2021.
	●	Sourced 100% of BCP’s purchased electric power used in operations from renewable sources beginning in April 2021, resulting in a reduction in Kinetik’s Scope 2 greenhouse gas emissions between 2020 and 2021.
	●	In 2022, partnered with Tachyus to implement Aurion, a software platform used to estimate, model, forecast and report our greenhouse gas emissions.
	●	Employed a robust LDAR program in 2022 enabling Kinetik to proactively identify and rectify any potential methane and volatile organic compound (VOC) emissions from our operations.
	●	In 2022, implemented voluntary enhanced leak detection and repair measures designed to minimize methane leaks from our operations through the installation of OGI cameras at certain facilities and by conducting six LIDAR flyovers of our facilities.
	●	Expanded use of electric compression across the Company’s system to reduce Scope 1 greenhouse gas emissions from our operations.
	●	Incorporated sustainability performance targets relating to greenhouse gas emissions in 100% of our debt capital financings.
	●	In 2023, we continue to focus on exploring and implementing new technologies and best practices to achieve further reductions in our greenhouse gas emissions.

Kinetik Holdings Inc.	17	2023 Proxy Statement

Environmental
Environmental Stewardship	●	Incurred zero environmental fines in 2021 and 2022
	●	Continued focus on the buildout of an ESG-focused team, including 2022 appointment of a VP of Sustainability to provide oversight and coordinate the Company’s ESG-reporting and sustainability efforts.

Social
Focus on Safety	●	Awarded GPA Midstream’s Perfect Record Award in 2022 for no lost time incidents in 2021.
	●	Achieved over 4,700 hours of EHS focused training for field employees in 2021.
	●	Maintain field level and corporate response plans, conduct drills to test those plans, and use automated communication systems to improve incident response times.
	●	Recently established the Kinetik Safety Committee, an empowered, employee-based safety committee to assist in enhancing our safety performance and culture.
	●	Incorporated strategically aligned ESG-related metrics into Kinetik’s executive compensation program.
Support For Our Employees and Communities	● ●	In 2021, completed first full year of employee volunteer program resulting in 182 hours volunteered. In 2021, contributed over $260,000 to local community causes and charitable organizations.
	●	Supported Kinetik Cares Foundation to provide support to company employees impacted by unexpected life events.
	●	Increased local sourcing and procurement spend to 75% in 2021.

Governance
Engaged in Strong Corporate Governance Practices	●	All of our directors are elected on an annual basis.
	●	Our Corporate Governance Guidelines limit the number of other public company boards on which our directors may serve and require directors to notify the Governance Committee before accepting an invitation to serve on additional public company boards.
	●	We do not have any super-voting shares, meaning each share of our Class A and Class C Common Stock is entitled to one vote.
	●	Our bylaws allow stockholders to act by written consent and for stockholders beneficially owning at least 10% of the Company’s stock to call a special meeting.
	●	We regularly refresh our Board committee charters, Corporate Governance Guidelines, Code of Business Conduct, and other governance documents.
	●	The Board and its committees conduct annual self-evaluations.
	●	We have adopted insider trading, anti-hedging, and anti-pledging policies and have implemented significant stock ownership guidelines for our directors.
	●	We hold regular, frequent meetings of independent directors in executive session without management present.
	●	Our Governance Committee regularly assesses the skills, composition and evolving needs of the Board and seeks to balance the membership as a part of its annual nomination process.
Focus on Diversity and Independence	●	Nine of our eleven Board members (or 82% of our Board) are independent under NYSE rules. All members of our Board committees are independent directors.
	●	Separate Chair, CEO and Lead Independent Directors with clearly defined roles.
	●	Board leadership is diverse: Two of our three Board committees are chaired by women.
	●	Three of our directors are women and two directors identify as members of racially/ethnically diverse groups.
	●	Increased female representation in corporate officer positions from 7% in 2021 to 17.6% in 2022, with a goal of 20% by year end 2026.

The Board and its committees, namely the Governance and Sustainability Committee, maintain oversight over our ESG policies and practices, which may include, but is not limited to, responsibility for policies and practices on environmental, health and safety, including climate-change related matters, evaluating ESG goals, monitoring legislative and regulatory developments, social responsibility issues, philanthropy, and overseeing the preparation of our sustainability reports. Our executive committees help

Kinetik Holdings Inc.	18	2023 Proxy Statement

to provide strategic development of our ESG goals and programs and include our CEO Oversight Committee and an Executive Oversight Committee. Our Vice President of Sustainability provides coordination of ESG Initiatives within the Company, and our ESG Working Committee leads the day-to-day implementation of our ESG program and its targets.

Anti-Hedging and Pledging Policy

All of our directors, officers, employees and consultants that are aware of certain material, non-public information are subject to our Insider Trading Policy. Our Insider Trading Policy, among other things, discourages all hedging or monetization transactions, whether direct or indirect, involving the Company’s securities, as well as all transactions involving derivative securities, whether or not entered into for hedging or monetization purposes. Furthermore, under our Insider Trading Policy, any person who receives material, non-public information cannot enter into a corresponding or hedging transaction, or alter an existing corresponding or hedging position with respect to the securities to be bought or sold under a Rule 10b5-1 Plan. Directors, officers, employees and consultants are also prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan, without obtaining preclearance from the General Counsel.

Standing Committees and Meetings of the Board

The standing committees of our Board include an Audit Committee, a Compensation Committee, and a Governance and Sustainability Committee. Actions taken by these committees are reported to our Board at the next Board meeting. During 2022, the Board held 7 meetings, and each of the Company’s continuing directors who was then-serving attended or participated in at least 75 percent of all regularly scheduled meetings of our Board and committees of which he was a member. Our Corporate Governance Guidelines provide that directors are encouraged to attend our annual stockholder meetings, and approximately one-third of our directors attended our 2022 Annual Meeting of Stockholders.

Committees
Name	Board	Audit	Compensation	Governance
Deborah L. Byers		●		●
Elizabeth P. Cordia
David I. Foley			●
D. Mark Leland		●		●
Kevin S. McCarthy		●	●
John-Paul (JP) Munfa
Jesse Krynak
Ben C. Rodgers
Ronald Schweizer
Laura A. Sugg		●	●	●
Jamie Welch

●	- Chairperson	●	- Committee Member

Kinetik Holdings Inc.	19	2023 Proxy Statement

Audit Committee

The Audit Committee assists the Board in fulfilling its oversight responsibility relating to:

●	the integrity of the Company’s financial statements, accounting and financial reporting processes, and systems of internal controls over accounting and financial reporting;
●	the Company’s compliance with legal and regulatory requirements;
●	the independent auditor’s qualifications, independence, and performance, including having sole authority for appointment, compensation, oversight, evaluation, and termination;
●	the performance of the Company’s internal audit function;
●	the report of the Audit Committee required by the rules of the Securities and Exchange Commission (“SEC”), as included in this proxy statement;
●	the overall dividend reinvestment plan percentage for the core stockholders (including Blackstone, I Squared and Apache); and
●	the fulfillment of the other responsibilities set out in its charter.

As described more fully above in “Board Leadership Structure and Role in Risk Oversight—Board Role in Risk Oversight,” the Audit Committee is also tasked with reviewing the guidelines and policies governing the process by which both the senior management and the relevant departments of the Company assess and manage the Company’s exposure to risk. In addition, the Audit Committee oversees the Company’s major financial risk exposures and cybersecurity risks and the steps management has taken to monitor and control such exposures.

As described more fully below in “Policies with Respect to Related Party Transactions,” the Audit Committee also resolves potential conflicts of interest in connection with certain related-party transactions, including transactions between the Company or any of its subsidiaries, on the one hand, and the BX Holders, ISQ or Apache or their respective subsidiaries, on the other hand.

During the year ended December 31, 2022, the Audit Committee held 5 meetings. The Board has determined that each of Deborah L. Byers, chairperson of the Audit Committee, and D. Mark Leland qualify as an audit committee financial expert, as defined under SEC rules. The Board has determined that each of Deborah L. Byers, D. Mark Leland, Laura A. Sugg and Kevin S. McCarthy is “independent” under the SEC and NYSE rules. Joe C. Frana and Mark Borer also served on the Audit Committee from January 1, 2022 until the closing of the business combination transactions on February 22, 2022, contemplated by the Contribution Agreement, dated as of October 21, 2021, by and among the Company, Altus Midstream LP, a Delaware limited partnership and subsidiary of the Company (by name change, now known as Kinetik Holdings LP and defined herein as the “Partnership”), Contributor, and BCP. The transactions contemplated by the Contribution Agreement are referred to herein as the “Transactions.”

Compensation Committee

The Compensation Committee’s principal functions include:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, if any is paid by us, evaluating our Chief Executive Officer’s performance in light of such goals and objectives, and determining and recommending to the Board for approval the remuneration (if any) of our Chief Executive Officer based on such evaluation;
●	reviewing and recommending to the Board for approval on an annual basis the compensation, if any is paid by us, of all of our other officers;
●	reviewing on an annual basis our executive compensation policies and plans;
●	reviewing and approving any new hire, severance or termination arrangements to be made with any executive officer;
●	assisting management in complying with our proxy statement and annual report disclosure requirements;

Kinetik Holdings Inc.	20	2023 Proxy Statement

●	approving all special perquisites, special cash payments, and other special compensation and benefit arrangements for our officers and employees;
●	if required, producing a report on executive compensation to be included in our annual proxy statement; and
●	reviewing, evaluating, and recommending changes, if appropriate, to the remuneration for directors.

The Compensation Committee charter also provides that the Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel, or other adviser and will have sole authority over the appointment, compensation, and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel, or any other adviser, the Compensation Committee will consider the independence of each such adviser, including the factors required by NYSE and the SEC.

The Compensation Committee may form subcommittees for any purpose that the Compensation Committee deems appropriate and may delegate to such subcommittees such power and authority as the Compensation Committee deems appropriate; provided, however, that no subcommittee shall consist of fewer than two members; and provided further that the Compensation Committee shall not delegate to a subcommittee any power or authority required by any law, regulation, or listing standard to be exercised by the Compensation Committee as a whole.

The Chief Executive Officer may make, and the Compensation Committee may consider, recommendations to the Compensation Committee regarding the Company’s compensation and employee benefit plans and practices, including its executive compensation plans, its incentive-compensation and equity-based plans with respect to executive officers (other than the Chief Executive Officer), and the Company’s director compensation arrangements.

During the year ended December 31, 2022, the Compensation Committee held 3 meetings. The Compensation Committee consists solely of independent directors as defined under and required by the NYSE rules and “non-employee directors” under Section 16 of the Exchange Act. From January 1, 2022 until the consummation of the Transactions on February 22, 2022, Staci Burns, Robert S. Purgason and Jon W. Sauer also served on the Compensation Committee.

Governance and Sustainability Committee

The Governance Committee is responsible for, among other things:

●	establishing criteria for the selection of potential directors;
●	recommending to the Board the slate of director nominees submitted to the stockholders for election at each annual meeting and proposing qualified candidates to fill vacancies on the Board;
●	overseeing the annual evaluation of the Board, its committees and management;
●	recommending committee membership, including a chairperson, for each committee;
●	preparing and recommending to the Board the appropriate corporate governance guidelines and Code of Business Conduct and overseeing the Company’s overall corporate governance; and
●	reviewing the Company’s strategy, initiatives, policies, and practices on corporate governance, environmental, health and safety, corporate social responsibility, sustainability, and other related policy matters.

The Governance Committee considers director nominee recommendations from executive officers of the Company, independent members of the Board, and stockholders of the Company, as well as recommendations from other interested parties. The Governance Committee may also retain an outside search firm to assist it in finding appropriate nominee candidates. The Governance Committee will consider recommendations of potential director candidates from stockholders based on the same criteria as a candidate identified by the any other source. Stockholders may submit such a recommendation by sending a letter to the Company’s corporate secretary (at the address for submitting stockholder proposals and nominations set forth under the heading Future Stockholder Proposals and

Kinetik Holdings Inc.	21	2023 Proxy Statement

Director Nominations below). Stockholder recommendations for director nominees received by the Company’s corporate secretary are forwarded to the Governance Committee for consideration.

Our Corporate Governance Guidelines contain criteria that apply to nominees recommended by the Governance Committee for positions on our Board. Under these criteria, the Governance Committee considers the following, among other things, in recommending new nominees or the re-election of directors to the Company’s Board and its committees members of our Board:

●	High personal and professional ethics, integrity and values;
●	Commitment to representing the long-term interests of the Company and its stockholders;
●	Expertise and perspective needed to govern the business and strengthen and support senior management;
●	Diversity of background, skills and experiences that will balance our Board and provide appropriate oversight of our business and strategy;
●	Willingness to commit the required time to serve as a Board member, including service on other public company boards pursuant to the Company’s Corporate Governance Guidelines;
●	Ability to constructively participate in discussions, with the capacity to quickly understand and evaluate complex and diverse issues;
●	Dedication to the highest health, safety, governance and environmental standards;
●	Supportive of management, but independent, objective, and willing to question and challenge both openly and in private exchanges; and
●	Represent the interests of all stockholders.

Subject to the Stockholders Agreement, all decisions to recommend the nomination of a new nominee for election to the Board or for the re-election of a director are within the sole discretion of the Governance Committee. All director candidates are evaluated, and the decision of whether or not to nominate a particular candidate is made, based solely on Company- and work-related factors.

For information regarding the experiences, qualifications, attributes, and skills of the current members of our Board, please see “Proposal 1. Election of Directors—Board Diversity.”

During the year ended December 31, 2022, the Governance Committee held 3 meetings. From January 1, 2022 until the consummation of the Transactions on February 22, 2022, Christopher J. Monk and Stephen Noe also served on the Governance Committee.

Committee Charters

Charters for the Audit, Compensation and Governance Committees of the Board, along with the Corporate Governance Guidelines, each as amended from time to time, are available on the Company’s website, www.kinetik.com. Our Code of Business Conduct, which meets the requirements of a code of ethics under applicable SEC regulations and NYSE corporate governance requirements, also is available on the Company’s website. You may request printed copies of any of these documents by writing to the Company’s corporate secretary at 2700 Post Oak Boulevard, Suite 300, Houston, Texas 77056-5748.

Board and Committee Evaluations

Our Board recognizes that a thorough evaluation process is an important element of corporate governance and enhances our Board’s effectiveness. Therefore, each year, the Board Chair and the Chair of each standing committee request that the directors provide their assessment of the effectiveness of the full Board and each of the committees on which they serve. The responses are organized and summarized and provided to each Chair for review and discussion at the next scheduled meeting. Each year the Governance Committee also evaluates the adequacy of the evaluation process.

Kinetik Holdings Inc.	22	2023 Proxy Statement

Report of the Audit Committee

The following report of the Audit Committee of the Company shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall this report be incorporated by reference into any filing made by the Company under the Securities Act or the Securities and Exchange Act of 1934, as amended.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2022 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Members of the Audit Committee

Deborah L. Byers

D. Mark Leland

Kevin S. McCarthy

Laura A. Sugg

Securities Ownership and Principal Holders

The following table sets forth, as of March 24, 2023, the beneficial ownership of the Company’s Class A Common Stock and Class C Common Stock of (i) each director of the Company, (ii) the Company’s named executive officers for fiscal year 2022, as defined herein, (iii) all directors and executive officers of the Company as a group and (iv) each person known to us to be the beneficial owner of more than 5% of our outstanding Common Stock. The table also sets forth the combined voting power of each of the foregoing based on the number of shares of Class A Common Stock and Class C Common Stock held by such person as of March 24, 2023. All ownership information is based upon filings made by those persons with the SEC and upon information provided to the Company.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of voting Common Stock beneficially owned by them.

As of March 24, 2023, there were 49,136,273 shares of our Class A Common Stock and 94,089,038 shares of our Class C Common Stock outstanding. Unless otherwise noted, the business address of each of the directors and executive officers in this table is 2700 Post Oak Boulevard, Suite 300, Houston, Texas 77056.

	Class A Common Stock		Class C Common Stock		Combined Voting Power(6)
Name	Number	%	Number	%	Number	%
5% Stockholders:
APA Corporation(1)	19,643,402	39.97%	—	—	19,325,188	13.49%
Blackstone Inc.(2)	9,779,692	19.90%	65,542,472	69.66%	71,458,978	49.89%
I Squared Capital(3)	4,087,085	8.32%	27,489,164	29.22%	29,968,706	20.93%

Kinetik Holdings Inc.	23	2023 Proxy Statement

	Class A Common Stock		Class C Common Stock		Combined Voting Power(7)
Name	Number	%	Number	%	Number	%
Directors and Named Executive Officers:
Jamie Welch(4)	3,134,459	6.38%	798,320	*	3,908,291	2.73%
Elizabeth P. Cordia	—	—	—	—	—	—
David I. Foley	—	—	—	—	—	—
Deborah L. Byers	3,191	*	—	—	3,191	*
John-Paul (JP) Munfa	—	—	—	—	—	—
Jesse Krynak	—	—	—	—	—	—
Laura A. Sugg	47,677	*	—	—	47,677	*
D. Mark Leland	17,060(6)	*	—	—	11,378	*
Kevin S. McCarthy	103,008(6)	*	—	—	64,120	*
Ronald Schweizer	—	—	—	—	—	—
Ben C. Rodgers	500	*	—	—	500	*
Clay Bretches	24,970	*	—	—	24,970	*
All directors and executive officers as a group (15 persons)(5)	4,377,050	8.91%	798,320	*	5,106,312	3.57%
*	Less than 1%.
(1)	Consists of (i) 19,325,188 shares of Class A Common Stock and (ii) 318,214 shares of Class A Common Stock issuable upon exercise of warrants beneficially owned by APA (NASDAQ: APA). The address of APA is 2000 Post Oak Blvd., Suite 100, Houston, TX 77056. Each whole warrant entitles the holder to purchase one tenth of a share of Class A Common Stock at a price of $115.00 per share and will expire on November 9, 2023 or upon redemption or liquidation.
(2)	Consists of (i) 5,089,245 shares of Class A Common Stock, 56,421,146 shares of Class C Common Stock and 3,326,025 shares of Class A Common Stock issuable upon settlement of rights to receive re-issued shares pursuant to the Consideration Allocation Rights Agreement, dated as of February 22, 2022, with BCP Aggregator, BX Permian, ISQ and certain other parties listed on the signature pages thereto (“Consideration Allocation Rights”) held by BX Aggregator and (ii) 822,748 shares of Class A Common Stock, 9,121,326 shares of Class C Common Stock and 537,161 shares of Class A Common Stock issuable upon settlement of Consideration Allocation Rights held by BX Permian and (iii) 4,513 shares of Class A Common Stock held by Harvest Fund Advisors LLC, an indirect subsidiary of Blackstone (“HFA”), which shares are held by funds and accounts managed by HFA in the ordinary course of its business. BCP VII/BEP II Holdings Manager L.L.C. (“Holdings Manager”) is the general partner of each of BX Aggregator and BX Permian. Blackstone Energy Management Associates II L.L.C. and Blackstone Management Associates VII L.L.C. are the managing members of Holdings Manager. Blackstone EMA II L.L.C. is the sole member of Blackstone Energy Management Associates II L.L.C. BMA VII L.L.C. is the sole member of Blackstone Management Associates VII L.L.C. Blackstone Holdings III L.P. is the managing member of each of BMA VII L.L.C. and Blackstone EMA II L.L.C. Blackstone Holdings III GP L.P. is the general partner of Blackstone Holdings III L.P. Blackstone Holdings III GP Management L.L.C. is the general partner of Blackstone Holdings III GP L.P. Blackstone is the sole member of Blackstone Holdings III GP Management L.L.C. and indirectly controls HFA, an indirect subsidiary of Blackstone, through one or more subsidiaries. The sole holder of the Series II preferred stock of Blackstone is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. The address of the principal business office of each of the entities described in this footnote is c/o Blackstone Inc., 345 Park Avenue, New York, NY 10154.
(3)	Consists of (i) 2,479,542 shares of Class A Common Stock, (ii) 27,489,164 shares of Class C Common Stock and (iii) 1,607,543 shares of Class A Common Stock issuable upon settlement of Consideration Allocation Rights held by ISQ. ISQ Global Fund II GP, LLC (“Fund II GP”) is the general partner of the members of the indirect owners of ISQ and, in such capacity, exercises voting and investment power over the securities directly held by ISQ. I Squared Capital, LLC is the sole member of Fund II GP. ISQ Holdings, LLC is the managing member of I Squared Capital, LLC. Each of Sadek Magdi Wahba, Gautam Bhandari and Adil Rahmathulla is a member of ISQ Holdings, LLC but, in reliance on the “rule of three”, disclaim beneficial ownership over the shares of Class A Common Stock reported as beneficially owned by Fund II GP, I Squared Capital, LLC and ISQ Holdings, LLC. The address of the principal business office of each of the entities describes in this footnote is c/o ISQ Global Fund II GP, LLC, 600 Brickell Avenue, Penthouse, Miami, Florida 33131.
(4)	Includes 3,107,870 shares of Class A Common Stock and 24,488 shares of Class A Common Stock issuable upon settlement of Consideration Allocation Rights held by Jamie Welch, 1,276 shares of Class A Common Stock held in Jamie Welch’s spouse’s individual retirement account and 825 shares of Class A Common Stock held in Jamie Welch’s 401(k) account.
(5)	Includes current directors and executive officers as of March 24, 2023.
(6)	Includes the following number of shares of Class A Common Stock issuable upon the exercise of warrants: Mr. Leland – 5,682 and Mr. McCarthy – 38,888; and all directors and executive officers as a group – 44,570. Each whole warrant entitles the holder to purchase one-tenth of a share of Class A Common Stock at a price of $115.00 per share and will expire on November 9, 2023 or upon redemption or liquidation.
(7)	This column reflects the combined voting power of the Class A Common Stock and Class C Common Stock held by each identified stockholder as of March 24, 2023. Consideration Allocation Rights represent the right to receive shares of Class A Common Stock held by certain employees of the Company that may be forfeited back to the Company in certain circumstances and reallocated among the holders of the Consideration Allocation Rights. The holders of the Consideration Allocation

Kinetik Holdings Inc.	24	2023 Proxy Statement

Rights are not entitled to vote or dispose of the Class A Common Stock underlying such rights unless such Class A Common Stock is forfeited back to the Company and reallocated among the holders of the Consideration Allocation Rights. Because the holders of the Consideration Allocation Rights are not entitled to vote or dispose of the shares of Class A Common Stock underlying such rights, such shares were not included when calculating a holder’s combined voting power.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes information as of December 31, 2022, relating to the Company’s equity compensation plans, under which grants of stock, stock options, restricted stock units, or other rights to acquire shares of Class A Common Stock may be granted from time to time.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (#)(a)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights ($)(b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#)(c)
Equity compensation plans approved by securities holders(1)	121,245	—	999,066(2)
Equity compensation plans not approved by security holders	—	—	—
Total	121,245	—	999,066
(1)	The Company’s 2019 Omnibus Compensation Plan (“2019 Plan”), which was approved by the Company’s stockholders on May 30, 2019, was approved by the Company’s security holders and is the only equity compensation plan maintained by the Company.
(2)	Reflects the number of shares of Class A Common Stock remaining available for issuance under the 2019 Plan. The amount shown gives effect to the Company’s one-for-twenty reverse stock split, which was effected June 30, 2020, and the two-for-one stock split, in the form of a stock dividend, which was effected on June 8, 2022.

Kinetik Holdings Inc.	25	2023 Proxy Statement

Policies with Respect to Related Party Transactions

Related Persons Transactions Policy

Under the Company’s Related Persons Transactions Policy adopted by our Board in 2022, management, with the assistance of Kinetik’s Legal Department, is responsible for determining whether a transaction between the Company and a Related Person (as defined below) constitutes an Interested Transaction (as defined below). This determination is based on a review of all facts and circumstances regarding the transaction. Upon determination that a transaction is an Interested Transaction that has not been approved by the full Board, the material facts regarding the transaction are reported to the Audit Committee for its review. The Audit Committee then determines whether to approve, revise, reject, or take other action with respect to the Related Person Transaction.

An “Interested Transaction” under the Company’s Related Persons Transactions Policy is generally a transaction in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000, and a Related Person has a direct or indirect material interest. A “Related Person” is generally any person who is a director or executive officer of the Company, any nominee for director, any stockholder known to the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities, and any immediate family member (as defined by the SEC) of any of the foregoing persons. Transactions involving Apache or its subsidiaries are addressed by the Company’s Apache Corporation Related Party Transaction Policy described below.

Apache Corporation Related Party Transaction Policy

In 2022, our Board adopted the Apache Corporation Related Party Transaction Policy (the “Apache RPT Policy”) based upon a policy originally adopted by our Board in connection with the initial business combination. Under the Company’s Apache RPT Policy, our management team is required to present the following transactions with Apache to the Audit Committee for review and approval:

●	related-party transactions that are not pre-approved under the Apache RPT Policy and involve an aggregate amount paid to or by the Company or its subsidiaries of more than $20 million over the life of the transaction or more than $5 million per calendar year (a “Material Amount”);
●	any amendment of, or waiver of any right or remedy under, certain agreements involving the Company, the Company’s subsidiaries, Apache, Apache’s subsidiaries, or certain third parties by the Company or its subsidiaries or any related party acting on behalf of such persons (as opposed to a related party acting on its own behalf), which amendment or waiver involves a Material Amount or, if the amount involved cannot be quantified, could reasonably be expected to have a material and adverse effect to the Company and its subsidiaries, taken as a whole;
●	the enforcement, or the failure to enforce, by the Company or its subsidiaries or a related party acting on behalf of the Company or its subsidiaries (as opposed to a related party acting on its own behalf) of any rights or remedies of the Company or its subsidiaries against a related party under any of the agreements described in the immediately preceding bullet that involves a Material Amount or, if the amount involved cannot be quantified, would be material and adverse to the Company and its subsidiaries, taken as a whole; provided that budgeting, contracting, and other operational matters under any such agreements will not be subject to the provisions of this bullet and the immediately preceding bullet; and
●	the entry into any gas processing agreement or gas gathering agreement between the Company or any of its subsidiaries and any person other than a related party, or the amendment of any such agreement, that causes a related party to have a right to cause certain amendments to our gas gathering agreement with Apache, the effect of which would involve a reduction in the amounts payable by such related party to the Company or its subsidiaries under such gas gathering agreement, respectively, by a Material Amount.

The Apache RPT Policy will automatically terminate upon Apache no longer qualifying as a Related Person as defined under the Company’s Related Persons Transactions Policy. In connection with each regularly scheduled meeting of the Audit Committee, a summary of each new transaction with Apache or its subsidiaries is provided to the Audit Committee, regardless of whether approval is required under the Apache RPT Policy.

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Neither the Company’s Related Persons Transactions Policy nor the Apache RPT Policy limits or affects the application of the Company’s Code of Business Conduct and related policies, which require directors and executive officers to avoid engaging in any activity or relationship that may interfere, or have the appearance of interfering, with the performance of the directors’ or executive officers’ duties to the Company. Such policies require all directors and executive officers to report and fully disclose the nature of any proposed conduct or transaction that involves, or could involve, a conflict of interest and to obtain approval before any action is undertaken.

Certain Business Relationships and Transactions

The Company’s Board has adopted a Code of Business Conduct, which was last revised in November 2022. The Code of Business Conduct prohibits any direct or indirect conflict of interest between any of our directors, officers, or employees and the Company, unless the Company grants its consent. The Code of Business Conduct requires our directors, officers, and employees to inform the Company of any transaction that involves related parties and that may give rise to a conflict of interest. Pursuant to the Amended and Restated Stockholders’ Agreement, dated October 21, 2021, for so long as such agreement remains in effect, certain transactions between the Company and the stockholders specified therein or their affiliates will require prior approval of 66% or more of the disinterested directors of the Board. The Board reviews transactions to determine whether a transaction impairs the independence of a director, and such determination is documented in the Board’s minutes. The Code of Business Conduct is available on the Company’s website, www.kinetik.com.

Additionally, in accordance with the Related Persons Transactions Policy and the Apache RPT Policy adopted by our Board, our management team is required to present certain transactions to the Audit Committee for review and approval. For more information, see “Policies with Respect to Related Party Transactions” above.

Transactions Entered Into in Connection With the Transactions

On October 21, 2021, the Company and the Partnership entered into a Contribution Agreement with Contributor and, solely for the purposes set forth therein, BCP. On February 22, 2022, pursuant to the Contribution Agreement, Contributor contributed all of the equity interests of BCP and BCP Raptor Holdco GP, LLC, a Delaware limited liability company, the general partner of BCP, to the Partnership in exchange for 50,000,000 Common Units and 50,000,000 shares of Class C Common Stock. In connection with the consummation of the Transactions, the Company and the Partnership changed their names to Kinetik Holdings Inc. and Kinetik Holdings LP, respectively. The Company also entered into several agreements in connection with the Transactions which are described further below.

Amended and Restated Stockholders Agreement

In connection with the closing of the Transactions, the Company entered into the Amended and Restated Stockholders Agreement with APA, Apache Midstream, Contributor, the BX Holders, ISQ, and for the limited purposes set forth therein, BCP. For a description of the Stockholders Agreement, please see the “General Information” section above.

Second Amended and Restated Registration Rights Agreement

In connection with the closing of the Transactions, we entered into a Second Amended and Restated Registration Rights Agreement (as amended and restated, the “Registration Rights Agreement”) with Apache Midstream, the BX Holders, ISQ, and Contributor (collectively, with their respective permitted transferees, the “Principal Holders”) and certain individual holders party thereto (the “Existing Holders” and, together with the Principal Holders, the “Holders”).

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The Registration Rights Agreement amended and restated the existing Amended and Restated Registration Rights Agreement, dated November 9, 2018, among Altus Midstream Company (“Altus”), Kayne Anderson Sponsor, LLC, and Apache Midstream, and will require the Company to register for resale (i) the private placement warrants (including any shares of Class A Common Stock issued or issuable upon the exercise of such private placement warrants) held by any Existing Holders, (ii) any outstanding shares of Class A Common Stock or any other equity security (including the shares of Class A Common Stock issued or issuable upon the exercise of any other equity security) of the Company owned by any Holder as of the date of the Registration Rights Agreement, (iii) the shares of Class A Common Stock issued or issuable upon the redemption or exchange of any common units representing limited partnership interests (“Common Units”) of the Partnership, and Class C Common Stock owned by any Holder, in each case in accordance with the terms of the Partnership’s partnership agreement, (iv) any shares of Class A Common Stock issued or issuable upon the exercise of any warrants held by Apache Midstream, (v) any other equity security of the Company issued or issuable with respect to any registrable security by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, or reorganization, (vi) the shares of Common Stock, if any, issued to Apache Midstream in connection with the earn-out consideration pursuant to the Contribution Agreement dated August 8, 2018 among Altus, the Partnership, Apache Midstream, and the other parties thereto, and (vii) any shares of Class A Common Stock issued to any Holder in connection with the Reinvestment Agreement (as defined below).

Dividend and Distribution Reinvestment Agreement

In connection with the closing of the Transactions, we entered into a Dividend and Distribution Reinvestment Agreement (the “Reinvestment Agreement”) with the Partnership, APA, Apache Midstream, ISQ, the BX Holders, Contributor, and certain other individuals associated with Contributor (collectively, the “Reinvestment Holders”).

The Reinvestment Agreement obligates each Reinvestment Holder to reinvest in shares of Class A Common Stock at least 20% of all distributions on Common Units or dividends on shares of Class A Common Stock held by such Reinvestment Holder immediately after the Closing, including shares of Class A Common Stock received at a later date in exchange for Common Units held immediately after Closing. The Reinvestment Agreement provides the audit committee of the Board with the authority to at any time increase the percentage of the mandatory dividend reinvestment to up to 100% of such distributions or dividends or decrease such percentage to not less than 20%. The mandatory obligations of each Reinvestment Holder will continue from Closing until the earliest of (i) March 31, 2024, (ii) the date dividends and distributions are paid by the Company and the Partnership, respectively, in respect of the quarter ending December 31, 2023, and (iii) such other date determined by the audit committee of the Board. All shares of Class A Common Stock issued pursuant to the Dividend and Distribution Reinvestment Agreement will be issued at a 3% discount to the volume-weighted average price of the Class A Common Stock for the five trading days immediately preceding, but excluding, the dividend or distribution payment date. For the year ending December 31, 2022, the Reinvestment Holders have agreed to reinvest 100% of the distributions received with respect to their Common Units and dividends received with respect to any shares of Class A Common Stock owned by them.

On April 4, 2022, the Company filed a Registration Statement on Form S-3 registering 15,000,000 shares of Class A Common Stock reserved for issuance under the Company’s Dividend Reinvestment Plan (the “Plan”), which provides all other holders of Class A Common Stock the optional right to reinvest all or part of any dividends on shares of Class A Common Stock held by such holder on substantially the same terms as the Reinvestment Holders.

Application of NYSE Corporate Governance Listing Standards

Although Kinetik currently is not considered to be a “controlled company” within the meaning of the NYSE corporate governance rules, it may in the future become a controlled company if more than 50% of the Company’s voting power is held by an individual, group, or another company. The BX Holders currently own approximately 49.89 percent of our outstanding Common Stock and, pursuant to the Reinvestment Agreement, are obligated to reinvest in shares of Class A Common Stock. Consequently, the BX Holders are projected to

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own more than 50% of our Common Stock following the payment of the Company’s first quarter 2023 dividend. For more information, see “Transactions Entered Into in Connection With the Transactions—Dividend and Distribution Reinvestment Agreement.” Under the NYSE listing standards, a controlled company may elect to not comply with certain NYSE corporate governance standards, including the requirements that (i) a majority of the board of directors consist of independent directors, (ii) it maintain a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities, (iii) it maintain a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities, and (iv) the requirement for an annual performance evaluation of the nominating and corporate governance and compensation committees. If the BX Holders own more than 50% of our Common Stock, we may utilize any of these exemptions and others afforded to controlled companies. Consequently, you may not have the same protections afforded to stockholders of companies that are subject to all of the NYSE corporate governance rules and requirements. Our status as a controlled company could make our common stock less attractive to some investors or otherwise harm our stock price.

Transactions with Apache

Midstream Service Agreements

The Company contracted to provide gas gathering, compression, processing, transmission, and natural gas liquids transmission services pursuant to acreage dedications provided by Apache. In accordance with the terms of these agreements, the Company receives prescribed fees and may receive excess recovery volumes based on the type and volume of product for which the services are provided. Additionally, beginning in 2020, the Company entered into three agreements to provide operating and maintenance services for Apache’s compressors in exchange for a fixed monthly fee per compressor serviced.

Apache also agreed that any gas produced from Apache-operated wells located within the dedication area that is owned by other working interest owners and royalty owners is dedicated to us, so long as Apache has the right to market such gas. The agreements, with the exception of the Gas Processing Agreement, are effective for primary terms beginning on July 1, 2018 and ending March 31, 2032. The primary term will automatically extend for two five-year periods unless Apache provides at least nine months’ prior written notice of its election not to extend the primary term. The covenants under the agreements are intended to run with the land and will be binding on any transferee of the interests within the dedicated area. The Company entered into a new Gas Processing Agreement with Apache with an effective date of September 1, 2021, which superseded the prior agreement. The prior referenced contractual periods, except the effective date of the new Gas Processing Agreement, remain unchanged. For the year ended December 31, 2022, Kinetik received $98.6 million from Apache related to the midstream service agreements.

Construction, Operations and Maintenance Agreement

In connection with the closing of Altus’s initial business combination, Altus entered into the Construction, Operations and Maintenance Agreement (the “COMA”) with Apache, pursuant to which Apache provided certain services related to the design, development, construction, operation, management, and maintenance of Altus’s assets, on its behalf. In 2021, Altus did not have any employees and, pursuant to the COMA, relied on Apache’s employees for the conduct of its business and operations. Apache may be reimbursed for certain internal costs and third-party costs incurred in connection with its role as service provider under the COMA.

On February 22, 2022, in connection with the closing of the Transactions, the COMA and the April 23, 2019 letter from Apache Corporation to the Company regarding Waiver of Direct General and Administrative costs under the COMA were each terminated. Kinetik did not pay anything to Apache for the services under the COMA for the year ending on December 31, 2022.

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Lease Agreements

In connection with the closing of Altus’s initial business combination, Altus entered into an operating lease agreement with Apache, relating to the use of certain office buildings, warehouse, and storage facilities located in Reeves County, Texas (the “Lease Agreement”). Under the terms of the Lease Agreement, the Company pays to Apache on a monthly basis the sum of (i) a base rental charge of $44,500 and (ii) an amount based on Apache’s estimate of the annual costs it shall incur in connection with the ownership, operation, repair, and/or maintenance of the facilities. Unpaid amounts accrue interest until settled. The initial term of the Lease Agreement is four years and may be extended by the Company for three additional, consecutive periods of twenty-four months, subject to Apache’s termination rights. To accommodate the Company's desire to vacate the leased premises, the Lease Agreement was amended in July 2020 to provide for its termination with respect to all or any portion of the leased premises which Apache may sell, with a pro rata rent reduction if Apache sells less than all of the leased premises. In September 2022, Kinetik executed the second amendment to the Lease Agreement. The amendment extended the term of the Lease Agreement through March 31, 2023 and amended the base rent to be $19,300 per month. Kinetik incurred total expenses of $0.6 million for the year ended December 31, 2022.

In 2020 and 2021, the Company entered into various operating lease agreements with Apache related to the use of certain compressors. Under the terms of the agreement, Apache pays fixed monthly lease payments, in addition to a monthly fee to operate and maintain the compressors under lease. Each of these lease agreements has an initial term of thirty months and automatically extends on a month-to-month basis unless either party cancels the agreement.

Kinetik recorded income related to these agreements of $4.3 million for the year ended December 31, 2022.

Information About Our Executive Officers

The following individuals currently serve as executive officers of the Company:

Name	Position
Jamie Welch	Chief Executive Officer, President and Chief Financial Officer
Matthew Wall	EVP, Chief Operating Officer
Steven Stellato	EVP, Chief Accounting and Administrative Operating Officer
Todd Carpenter	General Counsel, Assistant Secretary and Chief Compliance Officer
Anne Psencik	Chief Strategy Officer

Biographical information for Mr. Welch is set forth above under the “Proposal 1. Election of Directors—Nominees for Election as Directors” section.

Matthew Wall, 40, has served as our Chief Operating Officer since February 2022. Prior to the Transactions, he served as Chief Operating Officer of BCP GP since May 2019 and Vice President, Operations from July 2017 until May 2019. His industry experience has focused on midstream gas gathering and processing design and commissioning, as well as on operational support engineering. He is responsible for the safe, reliable and efficient operation of BCP GP’s measurement, gathering and processing facilities. Prior to joining BCP GP, Mr. Wall served as Manager of Engineering at Aka Energy Group LLC from April 2014 to June 2017. Prior to Aka Energy, Mr. Wall was a Sr. Process Engineer at BCCK Engineering, responsible for process design and commissioning for the company’s EPC projects. His career in midstream began as a Project Engineer at Southern Union Gas Services,

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where he performed design engineering and project management for expansion and operational projects. He also worked closely with commercial gas supply to provide various engineering evaluations for system expansions. Mr. Wall received a B.S. in Chemical Engineering from Texas Tech University.

Steven Stellato, 48, has served as our Executive Vice President, Chief Administrative Officer and Chief Accounting Officer since February 2022. Prior to February 2022, Mr. Stellato served as Executive Vice President, Chief Administrative Officer and Chief Accounting Officer of BCP GP. In this capacity, he oversees numerous functions including our ESG, Corporate Communications, Human Resources, IT and Insurance/Risk Management functions. He has significant experience leading teams in accounting, finance, treasury, tax and mergers and acquisitions. Prior to joining BCP GP in July 2017, Mr. Stellato served as Vice President and Chief Accounting Officer of CST Brands and CrossAmerica Partners from June 2015 to June 2017. He also served as Vice President and Controller of Energy Transfer Partners, LP for six years. Prior to joining Energy Transfer, he was a Senior Manager with the public accounting firm KPMG, where he focused on clients in the energy industry. Mr. Stellato is a Certified Public Accountant and holds the CGMA designation, as well as a B.B.A. in Accounting from the University of Texas at San Antonio.

Todd Carpenter, 62, has served as our General Counsel, Assistant Secretary and Chief Compliance Officer since February 2022. Prior to February 2022, he served as General Counsel of BCP GP, a position he has held since November 2017. He has more than 25 years’ experience in all phases of commercial and international law, with representation in the energy, manufacturing and real estate industries. Prior to joining BCP GP, Mr. Carpenter held several roles for the Energy Transfer group from April 2008 to November 2017, including Associate General Counsel for Energy Transfer Partners, General Counsel for Regency Energy Partners and PennTex Midstream, and Manager of Energy Transfer Partners’ liquefied natural gas business. He also previously served as Associate General Counsel for Southern Union Company, Senior Counsel for Cooper Industries, and General Counsel for a private real estate and finance company in Tokyo. Mr. Carpenter holds a B.B.A. in Finance and a J.D., both from the University of Texas at Austin.

Anne Psencik, 60, has served as our Chief Strategy Officer since February 2022. Prior to February 2022, she served as the Chief Strategy Officer of BCP GP, a position she has held since July 2019. With over 30 years of experience in the oil and gas industry, Ms. Psencik has a proven track record of management and leadership in midstream business development, trading, and engineering and construction. Prior to joining BCP GP, Ms. Psencik ran her own consulting business from May 2016 to July 2019 providing strategic development on midstream projects for Crestwood Equity Partners, Momentum Midstream and BCP GP with primary focus in the Permian Basin. Prior to her role as owner in Psencik Consulting, she started the Marketing and Midstream business at AEP-LP in Oklahoma City, where she negotiated over $3 billion in non-operated equity interest in midstream assets for AEP-LP. These midstream assets are currently known as Traverse Midstream. She also was a part of the executive team at TEJAS NGL, LLC, which negotiated the original conveyance of Shell midstream assets to Enterprise Products, LP. She has held positions as SVP Midstream Business Development for Continuum Energy, LLC, Director of Midstream and Marketing for AEP-LP, Manager of Business Development for Harvest Pipeline, VP Commercial Development for Buckeye Pipeline Partners, VP of Gulf Coast Trading for Aquila, VP of Risk Management Natural Gas for Enterprise Products, LP, and VP of Marketing and Trading for TEJAS NGL, LLC. Early in her career, Ms. Psencik served as a Field Supervisor for Schlumberger in well logging, cementing and stimulation work, as well as designing and constructing pipelines at ConocoPhillips. Ms. Psencik graduated from The University of Texas at Austin (1986) with a B.S. in Petroleum Engineering.

VOTE

The Board recommends that you vote FOR ALL NOMINEES for the election of directors.

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Executive Compensation

Compensation Discussion and Analysis

This Compensation Discussion and Analysis reviews the compensation policies and programs for our Chief Executive Officer and Chief Financial Officer, and our three next most highly paid executive officers during 2022 as determined under the rules of the SEC, as well as the individuals who served as our Chief Executive Officer and our Chief Financial Officer until February 22, 2022. These individuals are collectively referred to as our “named executive officers” or “NEOs.”

The narrative discussion set forth in this Compensation Discussion and Analysis is intended to provide additional information related to the data presented in the compensation-related tables included throughout the “Executive Compensation” section of this proxy statement and is largely divided into two sections – the first describing the compensation decisions and program following the closing of the Transactions and the second describing the compensation program that was in place from January 1, 2022 to February 22, 2022.

Executive Summary

2022 Named Executive Officers and Management Transition

During 2022, our named executive officers were:

Named Executive Officer	Position
Jamie Welch	President, Chief Executive Officer and Chief Financial Officer
Matthew Wall	Executive Vice President and Chief Operating Officer
Steven Stellato	Executive Vice President, Chief Administrative Officer and Chief Accounting Officer
R. Todd Carpenter	General Counsel, Assistant Secretary and Chief Compliance Officer
Anne Psencik	Chief Strategy Officer
Clay Bretches	Former Chief Executive Officer and President
Ben C. Rodgers	Former Chief Financial Officer and Treasurer

On February 22, 2022, (i) Clay Bretches, who prior to such date was serving as the Chief Executive Officer and President of Altus and (ii) Ben C. Rodgers, who prior to such date was serving as the Chief Financial Officer and Treasurer of Altus, in each case, resigned from employment with Altus as a result of the consummation of the Transactions. On that same date, Jamie Welch, Matthew Wall, Steven Stellato, R. Todd Carpenter, and Anne Psencik began serving as the executive officers of the Company as a result of the consummation of the Transactions. In accordance with the SEC’s executive compensation disclosure rules, the following disclosures relate to the year ended December 31, 2022. Hence, the executive compensation disclosures contained herein reflect the compensation earned or paid

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to Messrs. Bretches and Rodgers (the “Pre-Transaction NEOs”) by Apache for the period of time prior to February 22, 2022 and reflect the compensation paid or earned by Messrs. Welch, Wall, Stellato and Carpenter and Ms. Psencik (the “Post-Transaction NEOs”) following the Transactions.

Compensation Objectives

For 2022, the Pre-Transaction NEOs were compensated by Apache, a subsidiary of APA, under the terms of the COMA (as defined and described below under “—Pre-Transaction NEO Compensation”), the compensation program and objectives for the Pre-Transaction NEOs were generally consistent with those for APA’s named executive officers.

The objectives of the compensation program for the Post-Transaction NEOs are to attract, motivate and retain talented individuals who are committed to achieving our long-term strategic objectives and creating stockholder value. Our compensation program is not only designed to align the incentives of our executives with our stockholders’ interests, but also to promote the achievement of key corporate performance measures as determined by the Compensation Committee each year.

Summary of Post-Transaction Executive Compensation Practices

We strive to maintain judicious governance standards and compensation practices by regularly reviewing best practices. We incorporated many best practices when forming our 2022 compensation program for the Post-Transaction NEOs, including the following:

What We Do

✓	Align our executive compensation with long-term performance
✓	Align executives’ interests with those of stockholders
✓	Engage an independent compensation consultant, Meridian Compensation Partners (“Meridian”), to assess our practices
✓	The vast majority of NEO compensation is at risk and variable in the form of annual incentive and long-term incentive compensation
✓	Require that all annual equity awards have a minimum of three years before any initial vesting
✓	Maintain trading policies that:

●	Prohibit all employees from short selling our securities, entering into any derivative transactions with respect to our securities, or otherwise hedging the risk and rewards of our securities
●	Prohibit Section 16 officers and directors from pledging our securities

✓	Recommend an annual advisory vote on executive compensation in order to provide stockholders with a frequent opportunity to give feedback on compensation programs
✓	Review the independence of the Compensation Committee’s independent compensation consultant annually
✓	Provide for limited perquisites for Post-Transaction NEOs

What We Don’t Do

✗	Automatically increase salaries each year or make lock-step changes in compensation based on peer group compensation levels or metrics
✗	Pay guaranteed or multi-year cash bonuses
✗	Provide significant perquisites
✗	Provide tax gross-ups
✗	Provide single-trigger cash payments upon a change in control

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Pay-for-Performance Compensation Structure

The components of our 2022 compensation program for our Post-Transaction NEOs consisted primarily of the following:

Component	Performance Period	Objective	Performance Measurement Methodology for 2022
Base Salary	Annual	Recognizes an individual’s role and responsibilities and serves as an important retention vehicle	Reviewed annually and set based on competitive and internal considerations
Annual Cash Incentive Awards	Annual	Rewards achievement of annual financial and other objectives, subject to meeting individual performance expectations	Based on performance objectives established by the Compensation Committee immediately following the Transactions
Equity Awards	Long-Term	Designed to align compensation with long-term retention goals	Annual grants that vest in full three or four years after grant

To help retain and motivate our Post-Transaction NEOs, our Compensation Committee aims to offer competitive compensation packages through a mix of cash (including variable, performance-based cash awards) and long-term, equity-based incentives. The Compensation Committee does not have any formal policies for allocating total compensation among the various components. Instead, the Compensation Committee uses its judgment, in consultation with Meridian, to establish an appropriate balance of short-term and long-term compensation for each NEO. The balance may change from year to year based on corporate strategy, financial performance and non-financial objectives, among other considerations.

Pre-Transaction, as a private equity-backed company, BCP’s compensation strategy differed from that of public companies, notably in terms of the modest levels of cash-based compensation provided and equity-like grants that were in the form of profits interests. The value of BCP’s profits interests were dependent on the ultimate value realized by BCP’s equity sponsors. Pursuant to the terms of the New BCP Raptor Holdco limited liability company agreement, dated October 21, 2021, BCP determined that it would be appropriate to award the Post-Transaction NEOs and other employees with equity based on such profits interests in part reflecting the work and effort of the Post-Transaction NEOs and BCP’s employee base as a private company since 2017 and the implied value (based on the Transaction) created for the equity sponsors. To that end, in connection with the closing of the Transactions in February 2022, the BCP awards held by each of the Post-Transaction NEOs and employees were cancelled and exchanged for shares of the Company’s Class A Common Stock (the “Class A Shares”) and Class C Common Stock and Common Units (collectively, the “Class C Shares”). Together, the Class A Shares and Class C Shares are referred to herein as the “Consideration Allocation Shares.” The share issuance and requirement that such shares be subject to the Company’s Dividend Reinvestment Plan creates alignment with the Company’s shareholders, including Blackstone, I Squared and Apache.

As a result, for 2022, our Post-Transaction NEOs may appear to have received large equity awards in connection with the Transactions, but the Consideration Allocation Shares granted to the Post-Transaction NEOs are not considered compensatory as they were granted in exchange for the cancelled BCP awards previously held by each of the Post-Transaction NEOs. Time-based Consideration Allocation Shares are subject to a three-year cliff vesting schedule for all Post-Transaction NEOs (except Mr. Welch, whose Consideration Allocation Shares are subject to a four-year cliff vesting schedule) in order to assist with post-Transaction retention. Performance-based Consideration Allocation Shares are additionally subject to a multiple on invested capital (“MOIC”) performance threshold. The Consideration Allocation Shares contributed to lower salary and bonus targets for 2022 and 2023 for the Post-Transaction NEOs. To account for the significant equity awards and ensure executives were not overcompensated, the Post-Transaction NEOs received base salaries and bonus targets that were below the median level of comparable positions, particularly in the case of Mr. Welch. In addition, with the exception of Ms. Psencik, the Compensation Committee did not grant such individuals additional equity awards for 2022. The compensation levels determined by the Compensation Committee allowed the Company to offset the significant equity awards that are typical of a private equity backed company, while still providing the Post-Transaction NEOs with competitive compensation packages.

For more information regarding the Consideration Allocation Shares, see “—2022 Post-Transaction NEO Compensation—Equity Awards—Consideration Allocation Shares.” While such awards are not considered compensatory under the SEC rules for purposes of the compensation-related tables that follow, they do require continued employment to vest, and the Compensation Committee considered them when determining the portion of each Post-Transaction NEO’s compensation that is “at-risk.”

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Process for Determining 2022 Post-Transaction NEO Compensation

Role of the Compensation Committee

The Compensation Committee oversees our executive compensation and employee benefit programs, and reviews and approves all compensation decisions relating to our Post-Transaction NEOs. The Compensation Committee also approves its report for inclusion in this proxy statement and has reviewed and discussed this Compensation Discussion and Analysis with management.

Upon the recommendation of the Compensation Committee, the Board will review and approve Post-Transaction NEO base salaries annually. The Compensation Committee will recommend the adjustment of each Post-Transaction NEO’s base salary based on factors that may include general competitiveness with peer and industry base salaries, any material increases in responsibilities, and adjustments consistent with those made for all employees.

Immediately following the Transactions, the Compensation Committee recommended, and the Board approved, the quantitative and qualitative criteria that it used to determine the amount of the individual Post-Transaction NEO awards for 2022. The Compensation Committee recommended, and the Board certified, performance achieved with respect thereto and made final decisions regarding short-term incentive awards during the first quarter of 2023, with input from the Chief Executive Officer. Each year, the Compensation Committee will continue to (i) review and set applicable performance goals for the short-term incentive award program at the beginning of the applicable year, subject to approval by the Board with respect to the Post-Transaction NEOs, (ii) review and set the Post-Transaction NEOs’ target annual incentive award at the beginning of the applicable year, subject to approval by the Board, and (iii) certify performance and review and approve the annual incentive awards actually achieved at the end of the applicable year.

The Compensation Committee also recommends, and the Board approves, all equity awards made pursuant to the 2019 Plan.

Role of Independent Compensation Consultant

Shortly following the Transactions, the Compensation Committee engaged Meridian as its independent compensation consultant to assist the committee with its responsibilities related to our executive officer and director compensation programs. A representative of Meridian attends Compensation Committee meetings as requested and communicates with the Chair of the Compensation Committee between meetings. Meridian provides no services to management or the Compensation Committee that are unrelated to the duties and responsibilities of the Compensation Committee, and the Compensation Committee makes all decisions regarding the compensation of our named executive officers and directors. Meridian reports directly to the Compensation Committee, and all work conducted by Meridian for us is on behalf of the Compensation Committee.

Role of our Chief Executive Officer and Senior Management

Our Chief Executive Officer, Chief Accounting and Administrative Officer, and General Counsel regularly interact with the Compensation Committee and its Chair to suggest and discuss executive compensation structures and programs. Following the Transactions, our Chief Executive Officer made recommendations for the annual cash and equity incentive awards for the Post-Transaction NEOs and other personnel (other than himself), and he will continue to do so annually going forward.

Competitive Benchmarking and Peer Group

Each component of executive compensation is compared, measured, and evaluated against a peer group of companies. The Compensation Committee approves the peer group and periodically reviews and updates the companies included in that group.

The most recent executive compensation peer group was approved by the Compensation Committee in early 2022. That peer group, which is applicable for 2022, consists of the companies listed below. The peer group consists primarily of midstream oil and natural gas companies, selected based on size, complexity, and the quality of publicly available data with respect to these companies. The Compensation Committee reviews the peer group data when making compensation decisions relating to the Post-Transaction NEOs and the Company’s mix of compensation components.

Western Midstream Partners, LP	DCP Midstream, LP	Antero Midstream Corporation
Magellan Midstream Partners, L.P.	EnLink Midstream, LLC	NuStar Energy L.P.
Equitrans Midstream Corporation	DT Midstream, Inc.	Crestwood Equity Partners LP

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Risk Assessment of Compensation Plans for Post-Transaction NEOs

We believe that our compensation program does not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs are designed to encourage our named executive officers and other employees to focus on both short-term and long-term strategic goals, thereby creating an ownership culture and helping to align the interests of our employees and our stockholders. Accordingly, our compensation program is balanced between short-term and long-term incentive compensation. Short-term incentive compensation is paid annually in cash, but is dependent on satisfying quantitative and qualitative factors established by the Compensation Committee each year.

Overall, we believe that the balance within our compensation program results in an appropriate compensation structure for the Company, and that the program does not pose risks that could have a material adverse effect on our business or financial performance.

2022 Post-Transaction NEO Compensation

Base Salaries

Base salaries serve to provide fixed cash compensation to our NEOs for performing their ongoing responsibilities. The Compensation Committee reviewed our input from Meridian and the considerations outlined above to determine each Post-Transaction NEO’s base salary for 2022. In May 2022, following consultation with Meridian, the Compensation Committee ratified and approved raises with an effective date of April 3, 2022 for each of the Post-Transaction NEOs based upon its desire to bring pay levels closer to competitive market levels.

Named Executive Officer	2022 Initial Post-Transaction Annual Base Salary	April 2022 Annual Base Salary	Percentage Increase
Jamie Welch	$515,000	$650,000	26.21%
Matthew Wall	$386,250	$400,000	3.55%
Steven Stellato	$386,250	$400,000	3.55%
R. Todd Carpenter	$386,250	$400,000	3.55%
Anne Psencik	$386,250	$400,000	3.55%

Annual Cash Incentive Awards

The Compensation Committee approved a framework for the year-end incentive compensation intended to reward achievement relative to annual financial, operational and individual performance objectives. The Compensation Committee reviews and approves the annual cash incentive awards for each Post-Transaction NEO based upon performance achievements established by the Compensation Committee at the beginning of the year. The Compensation Committee established the following target 2022 annual cash incentive awards for the Post-Transaction NEOs based on the level of responsibility and ability to impact our overall results, as well as consideration of market pay practices:

Post-Transaction NEO	2022 Target Annual Incentive (% of Base Salary)*
Jamie Welch	100%
Matthew Wall	90%
Steven Stellato	90%
R. Todd Carpenter	90%
Anne Psencik	90%

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Our 2022 target annual cash incentive awards are calculated off of the base salaries in place following the raises approved by the Compensation Committee in April 2022.

If less than target performance is achieved with respect to the 2022 annual cash incentive awards, then 0% of the target annual incentive awards will be earned by the Post-Transaction NEOs, and if maximum performance is achieved with respect to the annual incentive awards, then 200% of the target annual incentive awards will be earned by the Post-Transaction NEOs.

For the 2022 annual cash incentive awards, the Compensation Committee selected the following metrics, which are based on fully consolidated Company results for each of our Post-Transaction NEOs:

●	Adjusted EBITDA (as defined below) and merger synergies, which represents 60% of each Post-Transaction NEO’s potential award;
●	Environmental, social and governance (“ESG”) factors, including goals with respect to Scope 1 and Scope 2 greenhouse gas (“GHG”) intensity ratio, methane intensity ratio, management diversity, total recordable incident rate (“TRIR”) and motor vehicle incident rate (“MVIR”), which represents 20% of each Post-Transaction NEO’s potential award; and
●	Strategic individual achievements with respect to factors such as equity research coverage, stock performance, refinancing, commercial successes and credit rating and integration, among other factors, which represents 20% of each Post-Transaction NEO’s potential award.

The following table sets forth target and maximum performance goals established by the Compensation Committee with respect to the Company-wide Adjusted EBITDA and ESG metrics, as well as our actual achievement with respect to those performance metrics, as certified by the Compensation Committee during the first quarter of 2023.

	Target (100% Payout)	Maximum (200% Payout)	2022 Actual Performance	Percent of Target Metric Earned	Weight		Percent of Target Bonus Earned
Financial Metrics
Adjusted EBITDA(1)	$800M	$900M	$822M	122%	60%	=	73%
Merger Synergies	$25M	—	$30M
ESG Metrics
Scope 1 and Scope 2 GHG Intensity Ratio	0.00367	—	GHG – 0.00362 Methane 0.0521% Diversity – 17.6% TRIR – 3.7 MVIR – 2.01	50%	20%	=	10%
Methane Intensity Ratio	0.0565%
Management Diversity	9.7%
TRIR	<1
MVIR	<1.25
Strategic Individual Achievements	—	—	—	109%	20%		22%
							105%
(1)	“Adjusted EBITDA” is defined as net income including noncontrolling interests adjusted for interest, taxes, depreciation and amortization, impairment charges, asset write-offs, the proportionate earnings before interest, taxes, depreciation and amortization from our equity method investments, equity in earnings from investments recorded using the equity method, share-based compensation expense, extraordinary losses and unusual or non-recurring charges. Adjusted EBITDA provides a basis for comparison of our business operations between current, past and future periods by excluding items that we do not believe are indicative of our core operating performance.

The Compensation Committee determined the amount of the annual cash incentive awards earned by our Post-Transaction NEOs based upon an evaluation of the level of achievement for financial and ESG metrics described above. They also considered strong performance relative to corporate strategic objectives within the categories described above, including with respect to equity research coverage, refinancing, commercial successes, and integration. The Compensation Committee evaluated the overall performance of each individual Post-Transaction NEO prior to certifying the amount of the annual cash incentive award earned by

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each Post-Transaction NEO, and reserved the ability to adjust such earned amount upwards or downwards in light of such individual performance. For 2022, the amount of the annual cash incentive award earned by each Post-Transaction NEO remained unchanged following the evaluation.

Equity Awards

Consideration Allocation Shares

As discussed above under “—Executive Summary—Pay-for-Performance Compensation Structure,” prior to the closing of the Transactions, BCP issued incentive units, which included performance and service conditions, to each of the Post-Transaction NEOs. The units consisted of Class A-1, Class A-2, and Class A-3 units. These units derived value from certain of the Company’s wholly owned subsidiaries. Class A-1 and A-2 units would have vested upon either (i) the date of consummation of a change in control or (ii) the date that is 1-year following the consummation of the initial public offering of the Company (or its successor). Class A-3 units would have vested upon a change in control, if the participants were employed at the time of the event, or upon termination of the participant by the Company.

Immediately upon the closing of the Transactions, all outstanding Class A-1 and Class A-2 units held by the Post-Transaction NEOs were cancelled and exchanged for Class A Shares. The Class A Shares are held in escrow and are subject to a three-year cliff vesting schedule for all Post-Transaction NEOs (except Mr. Welch, whose Class A Shares are subject to a four-year cliff vesting schedule) in order to assist with post-Transaction retention. Performance-based Class A Shares are additionally subject to a MOIC performance threshold. Similarly, the Class A-3 units were cancelled and exchanged and are subject to a four-year cliff vesting schedule. Once vested, the Class C Shares may be redeemed and cancelled in exchange for shares of our Class A Common Stock (or an equivalent amount of cash). Collectively, the Class A Shares and Class C Shares are referred to herein as “Consideration Allocation Shares” and are not considered compensatory because they were granted to the Post-Transaction NEOs as consideration for the BCP awards such NEOs forfeited in connection with the Transactions.

2019 Plan Awards

In November 2022, the Company also granted Ms. Psencik an award of 24,200 restricted stock units (“RSUs”) under the 2019 Plan, which generally vests in a single installment on November 30, 2025, subject to her continued employment through such date (the “2022 Psencik Award”). The 2022 Psencik Award was intended to serve as an additional retention incentive for Ms. Psencik as recognition for her performance in 2021 and is not intended to be awarded annually. No other Post-Transaction NEOs received awards as the Compensation Committee deemed the BCP incentive units that were cancelled and exchanged for Class A Shares, as described above under “—Consideration Allocation Shares,” adequately rewarded their 2021 performance.

Severance and Change of Control Benefits for Post-Transaction NEOs

Our Post-Transaction NEOs are not party to employment, severance or change in control agreements. However, each of our Post-Transaction NEOs may be entitled to certain benefits upon a termination of employment under the terms of their respective equity award agreements, as described in further detail below. The description of the relevant terms of such award agreements set forth below does not purport to be a complete description of all of the provisions of any such agreements and is qualified in its entirety by reference to the forms of award agreements previously filed.

Consideration Allocation Shares

Restrictions on the Class A Shares and Class C Shares received by Messrs. Welch, Wall, Stellato, and Carpenter and Ms. Psencik as consideration for the forfeiture of their BCP awards will lapse and such shares shall become fully vested (and, for Mr. Welch’s performance-based Class A Shares, the performance condition will be deemed to have been met) in the event of a “Change of Control” or upon the NEO’s termination of employment (i) by the Company without “Cause,” (ii) due to the NEO’s resignation for “Good Reason,” or (iii) due to the NEO’s death or “Disability.”

For purposes of the restricted Class A Shares and Class C Shares, “Cause,” “Change of Control,” “Disability” and “Good Reason” are generally defined as set forth below under “—Potential Payments Upon Termination or Change in Control.”

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2019 Plan Awards

Under Ms. Psencik’s RSU award agreement, if Ms. Psencik’s employment is terminated by the Company without “Cause” or due to her death or “Disability,” or upon a “Change of Control,” subject to execution and non-revocation of a release, all outstanding unvested RSUs will become vested as of such termination of employment or Change of Control, as applicable. For purposes of
Ms. Psencik’s RSUs, “Cause,” “Disability,” and “Change of Control” are generally defined as set forth below under “—Potential Payments Upon Termination or Change in Control.”

Other Benefits for Post-Transaction NEOs

We offer a comprehensive array of benefits to our employees, including our named executive officers. These benefits are offered in order to attract and retain employees. Subject to the terms of any applicable plans, policies or programs, each NEO is entitled to receive employee benefits, including any and all vacation, retirement, disability, group life, accident and health insurance as we may provide from time to time to salaried employees generally, and such other benefits as the Compensation Committee may from time to time establish for the Post-Transaction NEOs.

We currently maintain a retirement plan intended to provide benefits under section 401(k) of the Internal Revenue Code whereby employees, including our Post-Transaction NEOs, are allowed to contribute a portion of their base salaries to a tax-qualified retirement account. We provide a non-elective contribution of 5% to 401(k) plan participants. The contributions made on behalf of our Post-Transaction NEOs for fiscal 2022 are disclosed in the notes to the Summary Compensation Table.

2022 Pre-Transaction NEO Compensation

Overview

Altus was managed by Apache until February 22, 2022, and all of the Pre-Transaction NEOs were employees of Apache and performed responsibilities for Apache and its affiliates, including its parent holding company, APA, that were unrelated to Altus’s business. Because the Pre-Transaction NEOs were employed by Apache or its affiliates, compensation of the Pre-Transaction NEOs was set and paid by Apache under its compensation programs, including the compensation programs of APA.

While Apache was not party to any employment agreements with the Pre-Transaction NEOs, in connection with the closing of Altus’s initial business combination, Altus entered into the COMA with Apache, pursuant to which, among other matters:

●	Apache made available to Altus the services of the Apache employees who acted as Altus’s executive officers;
●	Altus reimbursed Apache for the costs associated with the salary, benefits, and other compensation of those Apache employees who allocated substantially all or a proportional part of their time to the management and operation of Altus’s business and assets; and
●	Altus paid Apache an escalating annual fee to cover the services provided to Altus by Apache’s employees who provided services to or on behalf of Altus, which included an allocation of overhead costs, including an allocation of salary, benefits, and all other forms of compensation of Apache’s employees who are not included in the reimbursement described in the bullet point above.

Except with respect to any awards that may have been granted from time to time under the 2019 Plan and the Company’s RSU Plan, the Pre-Transaction NEOs did not receive any additional compensation directly from Altus for the services they provide to Altus.

Once Apache established the total amount to be paid or awarded to a Pre-Transaction NEO regarding services rendered to both Altus and Apache and its affiliates, such total amount was multiplied by a percentage (an “Allocation Percentage”) based on a periodic, good-faith estimate made by Apache’s management of the amount of time that each Pre-Transaction NEO devoted to the business of Altus relative to the total time that he or she devoted to the businesses of Altus and Apache and its affiliates for the applicable year.

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The results of such calculations are presented in this proxy as the executive officers’ compensation, even though the escalating annual fee described above includes the compensation of our executive officers. During the fiscal year ended December 31, 2022, the costs associated with the salary, benefits, and other compensation of Messrs. Bretches and Rodgers were included in the escalating annual fee and were not separately reimbursed to Apache.

The following table sets forth each applicable NEO’s Allocation Percentage for 2022, 2021 and 2020:

NEOs	2022 Allocation Percentage*	2021 Allocation Percentage	2020 Allocation Percentage
Clay Bretches	7%	50%	50%
Ben C. Rodgers	7%	50%	50%
*	Each applicable NEO’s Allocation Percentage for 2022 is based on a base percentage of 50%, prorated for the portion of 2022 preceding the closing of the Transactions on February 22, 2022, which resulted in the Allocation Percentage indicated.

Pre-Transaction NEO Compensation Program and Objectives

Given that, for 2022, the Pre-Transaction NEOs were compensated by Apache, a subsidiary of APA, under the terms of the COMA as described above, the compensation program and objectives for the NEOs were generally consistent with those for APA’s named executive officers. The following material elements of APA’s compensation program are based on information provided to Altus by APA and do not purport to be a complete discussion and analysis of APA’s compensation objectives, programs, or practices. For a more complete analysis of the compensation programs at APA, please review the Compensation Discussion and Analysis section in APA’s preliminary proxy statement for its 2023 annual meeting of stockholders, which was filed with the SEC on February 28, 2023.

The elements of compensation discussed below and APA’s decisions with respect to the amounts paid or awarded to the Pre-Transaction NEOs were not subject to approval by the Board or the Compensation Committee. For 2022, the compensation program for the Pre-Transaction NEOs primarily includes the following elements:

●	Base salaries are established to provide market-competitive base pay, reflective of an executive officer’s role, responsibilities, and individual performance in order to attract and retain top talent, and are reviewed annually based on market data, internal equity, job responsibilities, and individual performance.
●	Annual incentive compensation is designed to motivate and reward executive officers to achieve key business objectives that support a long-term strategy, with achievement measured against annual goals and objectives established at the beginning of each year.
●	Long-term incentive compensation aligns executive officers’ awards to the long-term interests of stockholders and a long-term strategy, with awards generally comprised of 60% performance shares and 40% RSUs, incorporating relative and absolute metrics, to provide a balanced assessment of long-term performance.

NEOs also received health, welfare, retirement, and similar benefits applicable to other employees of Apache.

Other Compensation Practices and Policies

Anti-Hedging and Pledging Policies

Our Insider Trading Policy prohibits our NEOs from engaging in speculative transactions involving our common stock, including buying or selling puts or calls, short sales, purchasing securities on margin, or otherwise hedging the risk of ownership of such securities. The Insider Trading Policy also prohibits our NEOs from pledging shares of such securities as collateral.

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Say on Pay Vote

Since we are no longer considered an emerging growth company, we will be holding our first non-binding advisory vote on the compensation of our named executive officers at our 2023 Annual Meeting on May 31, 2023. We value the opinions of our stockholders, and the Compensation Committee and Board will consider the outcome of future stockholder advisory votes, including the vote which will take place at our 2023 Annual Meeting, when we make compensation decisions for our named executive officers.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee

David Foley

Laura Sugg

Kevin McCarthy

Summary Compensation Table

The table below summarizes the compensation for the NEOs for all services rendered to the Company and its subsidiaries during fiscal years 2022, 2021 and 2020. For each of Messrs. Welch, Wall, Stellato, and Carpenter and Ms. Psencik, the amounts specified in the table set forth compensation earned by each such NEO from February 22, 2022 (the date of the closing of the Transactions and each such NEO’s appointment as an officer of the Company) to December 31, 2022, and for each of Messrs. Bretches and Rodgers, the amounts specified in the table for 2022 set forth compensation earned by each such NEO from January 1, 2022 to February 22, 2022 (the date of the closing of the Transactions and each such NEO’s termination of service with Altus). As described above, because Altus did not directly employ or compensate any of its executive officers, the amounts specified in the table for each of Messrs. Bretches and Rodgers reflect the applicable Allocation Percentage applied to such NEO’s compensation from Apache for the years 2022, 2021 and 2020.

Name and Principal Position	Year	Salary ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Jamie Welch	2022	534,423	—	644,337	6,100	1,184,860
President, Chief Executive Officer and Chief Financial Officer
Matthew Wall	2022	336,875	—	374,502	6,683	718,060
Executive Vice President and Chief Operating Officer
Steven Stellato	2022	336,875	—	374,502	6,679	718,056
Executive Vice President, Chief Administrative Officer and Chief Accounting Officer
R. Todd Carpenter	2022	336,875	—	374,502	6,658	718,035
General Counsel and Chief Compliance Officer
Anne Psencik	2022	336,875	817,718	374,502	6,663	1,535,758
Chief Strategy Officer
Clay Bretches(1)	2022	47,813	212,028	64,618	19,147	343,606
Former Chief Executive Officer and President	2021	337,500	1,507,456	505,575	125,868	2,476,399
	2020	337,500	1,434,927	462,375	99,811	2,334,613
Ben C. Rodgers(1)	2022	31,875	98,945	37,858	9,769	178,447
Former Chief Financial Officer and Treasurer	2021	225,000	703,441	253,125	67,259	1,248,825
	2020	225,000	669,653	242,007	47,460	1,184,121
(1)	On February 22, 2022, each of Messrs. Bretches and Rodgers resigned as executive officers of the Company in connection with closing of the Transactions.

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(2)	The amounts included in this column for each NEO reflect the pro-rated salary earned by such NEO based on such partial year of service with the Company.
(3)

For Messrs. Bretches and Rodgers, these amounts reflect the value of RSU awards made during the fiscal year, based upon the aggregate grant date fair value determined in accordance with FASB ASC Topic 718. Such RSU awards were granted pursuant to APA’s 2016 Omnibus Compensation Plan. The discussion of the assumptions used in calculating the aggregate grant date fair value of the RSU awards can be found in Note 14 of the Notes to Consolidated Financial Statements included in APA’s Annual Report on Form 10-K for the year ended December 31, 2022 (which is not and shall not be deemed to be incorporated by reference herein). Messrs. Welch, Wall, Stellato and Carpenter were not granted any equity awards during 2022 outside the merger consideration described above under “Compensation Discussion and Analysis—2022 Post-Transaction NEO Compensation—Equity Awards—Consideration Allocation Shares.” For Ms. Psencik, the amount in this column reflects the value of an RSU award made during the 2022 fiscal year, based on the aggregate grant date fair value determined in accordance with FASB ASC Topic 718. Such RSU awards were granted pursuant to the 2019 Plan. The discussion of the assumptions used in calculating the aggregate grant date fair value of the RSU awards can be found in Note 15 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 (which is not and shall not be deemed to be incorporated by reference herein).

(4)	The amounts included in this column reflect the amount of the 2022 annual incentive awards earned by each of Messrs. Welch, Wall, Stellato and Carpenter and Ms. Psencik based upon the Company’s achievement of objective performance metrics. Each of Messrs. Welch, Wall, Stellato and Carpenter and Ms. Psencik elected to receive their 2022 annual incentive awards in the form of fully vested shares of Class A Common Stock rather than cash.
(5)	Amounts reported in the “All Other Compensation” column for Messrs. Welch, Wall, Stellato and Carpenter and Ms. Psencik include non-elective contributions to each such NEO’s 401(k) plan account.

Grants of Plan-Based Awards for the 2022 Fiscal Year

The following table includes information about awards granted to our NEOs during 2022. As described above, because Altus did not directly employ or compensate Messrs. Bretches or Rodgers, the amounts specified in the table below reflect the 2022 Allocation Percentage applied to such NEOs’ grants of stock-based awards from APA.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1), 9			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jamie Welch	—	$306,827	$613,654	$1,227,308
Matthew Wall	—	$178,334	$356,668	$ 713,337
Steven Stellato	—	$178,334	$356,668	$ 713,337
R. Todd Carpenter	—	$178,334	$356,668	$ 713,337
Anne Psencik	—	$178,334	$356,668	$ 713,337
	11/30/2022							24,200	$ 817,718
Clay Bretches	—	$ 32,309	$ 64,618	$ 129,234
	01/04/2022				1,925	3,850	7,700		$ 136,432
	01/04/2022							1,540	$ 45,358
	01/04/2022							1,026	$ 30,238
Ben C. Rodgers	—	$ 18,929	$ 37,858	$ 75,716
	01/04/2022				898	1,796	3,592		$ 63,667
	01/04/2022							718	$ 21,166
	01/04/2022							479	$ 14,112
(1)	Amounts in these columns represent the threshold, target and maximum possible values for 2022 annual incentive awards for each of Messrs. Welch, Wall, Stellato and Carpenter and Ms. Psencik, as well as the allocated percent of the 2022 annual incentive awards for each of Messrs. Bretches and Rodgers. The actual value of 2022 annual incentive awards paid to our NEOs can be found in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
(2)	This column includes the number of RSUs granted to Ms. Psencik during 2022 under the 2019 Plan, as well as the allocated percent of the number of RSUs granted to Messrs. Bretches and Rodgers pursuant to APA’s 2016 Omnibus Compensation Plan during 2022. See “Compensation Discussion & Analysis—2022 Post-Transaction NEO Compensation—Equity Awards—2019 Plan.”
(3)	Amounts in these columns represent the allocated percent of the threshold, target and maximum possible values for performance shares granted to each of Messrs. Bretches and Rodgers pursuant to APA’s 2016 Omnibus Compensation Plan during 2022.

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(4)	The amounts set forth in this column represent the grant date fair value of each equity award computed in accordance with FASB ASC Topic 718. Please see Note 15 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 for more information regarding assumptions underlying the value of Ms. Psencik’s equity award, and Note 14 of the Notes to Consolidated Financial Statements included in APA’s Annual Report on Form 10-K for the year ended December 31, 2022 (which is not and shall not be deemed to be incorporated by reference herein) for more information regarding assumptions underlying the value of the equity awards granted to each of Messrs. Bretches and Rodgers.

Outstanding Equity Awards at Fiscal Year-End

The table below provides supplemental information relating to the stock-based awards for each NEO as of December 31, 2022. As described above, because Altus did not directly employ or compensate Messrs. Bretches or Rodgers during fiscal years 2022, 2021 and 2020, the amounts specified in the table below for Messrs. Bretches and Rodgers reflect the applicable Allocation Percentage for the year of grant applied to the NEOs’ grants of stock-based awards from APA for the applicable fiscal year. Messrs. Welch, Wall, Stellato and Carpenter and Ms. Psencik hold Class A Shares (and, in the case of Mr. Welch, Class C Shares) that they received as consideration for their BCP awards that were cancelled effective as of the closing of the Transactions. As of December 31, 2022, only Ms. Psencik held an outstanding awards under our 2019 Plan.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares of Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(1)
Jamie Welch	325,566(2)	10,769,723
	2,319,646(3)	76,733,890
			395,416(5)	13,080,361
Matthew Wall	412,424(3)	13,642,986
Steven Stellato	234,134(3)	7,745,153
R. Todd Carpenter	179,154(3)	5,926,414
Anne Psencik	153,546(3)	5,079,302
	24,200(4)	800,536
Clay Bretches	301,343	14,066,689	153,791	7,178,985
Ben C. Rodgers	142,088	6,632,655	71,948	3,358,553
(1)	With respect to Messrs. Welch, Wall, Stellato and Carpenter and Ms. Psencik, reflects the market value of our Class A Common Stock underlying each NEO’s equity awards, computed based on the closing price of our Class A Common Stock on December 30, 2022 (the last trading day of 2022), which was $33.08 per share. Since the Class C Shares held by Mr. Welch, once vested, may be redeemed and cancelled in exchange for shares of our Class A Common Stock, the market value reported with respect to such Class C Shares is also computed based on the closing price of our Class A Common Stock on December 30, 2022 (the last trading day of 2022), which was $33.08 per share. With respect to Messrs. Bretches and Rodgers, reflects the market value of APA’s common stock underlying each NEO’s equity awards, computed based on the closing price of APA’s common stock on December 30, 2022 (the last trading day of 2022), which was $46.68 per share.
(2)	Reflects the number of Class C Shares received by Mr. Welch on February 25, 2022 as consideration for certain of his BCP awards that were forfeited in connection with the closing of the Transactions. Such shares vest in full on February 25, 2026, subject to his continued employment with the Company through such date.
(3)	Reflects the number of Class A Shares received by Messrs. Welch, Wall, Stellato and Carpenter and Ms. Psencik on February 25, 2022 as consideration for certain of their BCP awards that were forfeited in connection with the closing of the Transactions. Such shares vest in full on February 25, 2026, subject to the NEOs’ continued employment with the Company through such date.
(4)	Reflects the number of RSUs granted to Ms. Psencik on November 30, 2022 under the 2019 Plan as consideration for services rendered to the Company. Such RSUs will vest in full on November 30, 2025, subject to her continued employment with the Company through such date.
(5)	Reflects the number of performance-based Class A Shares received by Mr. Welch on February 25, 2022 as consideration for certain of his performance-based BCP awards that were forfeited in connection with the closing of the Transactions. Such shares will become vested on February 25, 2026 if the performance goals relating to MOIC have been met as of such date or the date following February 25, 2026 on which such performance goals are met, subject to continued employment through such applicable date. The performance-based shares will either become earned or forfeited. There is no threshold, target or maximum value associated with such shares.

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Option Exercises and Stock Vested in the 2022 Fiscal Year

The following table provides information, on an aggregate basis, about the NEOs’ awards that vested during the fiscal year ended December 31, 2022. As described above, because Altus did not directly employ or compensate Messrs. Bretches or Rodgers during fiscal year 2022, the amounts specified in the table below for Messrs. Bretches and Rodgers reflect the applicable Allocation Percentage for the year of grant applied to the NEOs’ grants of stock-based awards from APA for the applicable fiscal year. None of our NEOs hold any stock option awards.

Name	Stock Awards
	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Jamie Welch	228,574	$8,648,069
Matthew Wall	22,039	$ 809,191
Steven Stellato	12,512	$ 459,398
R. Todd Carpenter	9,573	$ 362,758
Anne Psencik	9,780	$ 370,602
Clay Bretches	31,677	$1,087,093
Ben C. Rodgers	16,845	$ 538,463
(1)	This column reflects the number of Class A Common Stock earned by the Post-Transaction NEOs pursuant to dividend reinvestment rights on their Class A Shares and Class C Shares, as applicable, during 2022 or, with respect to Messrs. Bretches and Rodgers, the number of shares of APA’s common stock earned during 2022.
(2)	For Messrs. Welch, Wall, Stellato and Carpenter and Ms. Psencik, the amounts reported in this column equal the number of shares of Class A Common Stock earned multiplied by the closing price of our Class A Common Stock on the applicable date earned, or, if the date on which such shares were earned was not a trading day, the last trading day immediately prior to such date. With respect to Messrs. Bretches and Rodgers, this column reflects the market value of APA’s common stock underlying each NEO’s equity awards, computed based on the closing price of APA’s common stock on the applicable date earned or, if the date on which such shares were earned was not a trading day, the last trading day immediately prior to such date.

Pension Benefits and Nonqualified Deferred Compensation

We have not maintained, and do not currently maintain, a defined benefit pension plan or a nonqualified deferred compensation plan providing for retirement benefits.

Potential Payments Upon Termination or a Change in Control

None of our NEOs are party to an employment, severance or change in control agreement. However, each of our NEOs may be entitled to certain benefits upon a termination of employment under the terms of their respective equity award agreements, as described in further detail below. The description of the relevant terms of such award agreements set forth below does not purport to be a complete description of all of the provisions of any such agreements and is qualified in its entirety by reference to the forms of award agreements previously filed.

Consideration Allocation Shares

Restrictions on the Class A Shares and Class C Shares received by Messrs. Welch, Wall, Stellato and Carpenter and Ms. Psencik as consideration for the forfeiture of their BCP awards will lapse and such shares shall become fully vested (and, for Mr. Welch’s performance-based Class A Shares, the performance condition will be deemed to have been met) in the event of a “Change of Control” or upon the NEO’s termination of employment (a) by the Company without “Cause,” (b) due to the NEO’s resignation for “Good Reason,” or (c) due to the NEO’s death or “Disability.”

Kinetik Holdings Inc.	44	2023 Proxy Statement

For purposes of the restricted Class A Shares and Class C Shares, “Cause,” “Change of Control,” “Disability” and “Good Reason” generally have the following definitions:

●	“Cause” generally means that the NEO has: (a) failed or refused to comply with a directive of the Board consistent with such NEO’s then-current position, after the Company has provided such NEO with both written notice and an opportunity to perform, (b) abused drugs or alcohol such that it has adversely impacted such NEO’s job performance, (c) been convicted of or pled nolo contendere to a felony or a crime of moral turpitude, (d) committed an act of dishonesty that adversely impacted the Company or any of its affiliates, (e) materially violated any Company policy provided to such NEO in writing or (f) violated the terms of the equity award agreement or any restrictive covenant agreement between the NEO and the Company;
●	“Change of Control” generally means (a) the sale of more than 50% of the Company’s assets, outstanding Common Units or voting securities, (b) the acquisition by any one person or more than one person acting as a group of beneficial ownership of more than 50% of the voting power of the Company or the Kinetik Holdings GP LLC, (c) the Company or certain of its affiliates becoming subject to registration as an investment company pursuant to the Investment Company Act, (d) the Company ceases to directly own at least 1% of the common units of Altus Midstream LP, (e) any transfer, directly or indirectly, of the common units of Altus Midstream LP, unless such transfer would not result in the Company owning less than 50% of such outstanding units, (f) the Class A Common Stock no longer being listed or admitted to trading on a National Securities Exchange, or (g) any dissolution, liquidation or winding-up of Kinetik Holdings LP or Kinetik Holdings GP LLC;
●	“Disability” generally means that the NEO is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of not less than 12 months; and
●	“Good Reason” generally means the (a) material diminution in the NEO’s title and responsibilities, (b) a material reduction in the NEO’s base salary or bonus opportunity, other than a pro rata reduction applicable to all similarly situated employees, or (c) a change in the principal location of the NEO’s services outside of the principal location of your services as of the date of the agreement, in each case, without the NEO’s prior written approval. The NEO must provide the Company with written objection to an action constituting “Good Reason” within 30 days of such action and allow the Company 30 days following such notice to cure such action or obtain the NEO’s written consent to such action.

2019 Plan Awards

Under Ms. Psencik’s RSU award agreement, if Ms. Psencik’s employment is terminated by the Company without “Cause” or due to her death or “Disability,” or upon a “Change of Control,” subject to execution and non-revocation of a release, all outstanding unvested RSUs will become vested as of such termination of employment or Change of Control, as applicable.

For purposes of the 2019 Plan and Ms. Psencik’s RSU agreement thereunder, “Cause” and “Disability” generally have the same definitions set forth above under “—Consideration Allocation Shares,” and “Change of Control” generally means the acquisition by any one person or more than one person acting as a group of beneficial ownership of more than 50% of the voting power of the Company’s outstanding capital stock.

The table below discloses the amount of compensation and/or other benefits due to the NEOs in the event of their termination of employment, including, but not limited to, in connection with a Change of Control, assuming the termination occurred on December 31, 2022. None of Messrs. Bretches or Rodgers received any severance payments or benefits in connection with their resignation from employment with Altus as a result of the consummation of the Transactions and hence Messrs. Bretches and Rodgers are not included in the table below.

Kinetik Holdings Inc.	45	2023 Proxy Statement

Name	Change in Control	Termination without Cause or Resignation for Good Reason(1)	Death or Disability
Jamie Welch
Equity Acceleration(2)	$116,222,677	$116,222,677	$116,222,677
TOTAL	$116,222,677	$116,222,677	$116,222,677
Matthew Wall
Equity Acceleration(2)	$13,642,986	$13,642,986	$13,642,986
TOTAL	$13,642,986	$13,642,986	$13,642,986
Steven Stellato
Equity Acceleration(2)	$7,745,153	$7,745,153	$7,745,153
TOTAL	$7,745,153	$7,745,153	$7,745,153
R. Todd Carpenter
Equity Acceleration(2)	$5,926,414	$5,926,414	$5,926,414
TOTAL	$5,926,414	$5,926,414	$5,926,414
Anne Psencik
Equity Acceleration(2)	$5,879,838	$5,879,838	$5,879,838
TOTAL	$5,879,838	$5,879,838	$5,879,838
(1)	For purposes of this table, the value of Ms. Psencik’s RSUs is included in this column, despite the fact that such RSUs would not accelerate upon her resignation for any reason, with or with good reason.
(2)	The amounts reported in this row were calculated by multiplying the number of Class A Shares and Class C Shares (and, in the case of Ms. Psencik, RSUs) that would accelerate under the applicable termination scenario by $33.08, the closing price of our Class A Common Stock on December 30, 2022 (the last trading day of 2022).

Director Compensation

How Our Directors Are Compensated

In 2022, the Compensation Committee engaged Meridian to develop our non-employee director compensation policy. In light of the non-employee directors’ roles and responsibilities and after considering director compensation at relevant peer group companies and recommendations by Meridian, our Board adopted a new non-employee director compensation policy for the 2022 calendar year. The policy is designed to provide competitive compensation necessary to attract and retain high quality non-employee directors and to encourage ownership of Company stock to further align their interests with those of its stockholders. No compensation is paid to employee directors or directors designated by Blackstone, I Squared and Apache. During fiscal year 2022, our non-employee director compensation consisted of the following:

Type of Compensation	Value of Compensation(1)
Annual Cash Retainer	$100,000
Lead Director Annual Cash Retainer	$30,000
Audit Committee Chair Annual Cash Retainer	$35,000
Compensation Committee Chair Annual Cash Retainer	$20,000
Governance and Sustainability Committee Chair Annual Cash Retainer	$15,000
Annual Equity Compensation(2)	$125,000
(1)	All annual cash retainer amounts are paid in installments on a quarterly basis.
(2)	The Company grants to each non-employee director, on an annual basis, restricted stock units under the 2019 Plan. Newly elected non-employee directors are generally expected to receive an equity grant upon joining the Board equal to the pro-rata amount of the then applicable annual grant.

Kinetik Holdings Inc.	46	2023 Proxy Statement

Non-employee directors also receive reimbursement for out-of-pocket expenses they incur in connection with attending meetings of our Board of Directors or its committees. Non-employee directors are permitted, at their election, to defer settlement of their annual equity compensation or payment of their cash retainers to a future date or event. Each director is indemnified for such director’s actions associated with being a director to the fullest extent permitted under Delaware law.

Stock Ownership Requirements

To further align the interests of non-employee directors with those of stockholders, in May 2022, the Company adopted stock ownership requirements in its director compensation policy, which provide that non-employee directors are required to own common stock of the Company equal in value to at least five times their annual cash retainer. Share equivalents (including restricted stock units and deferred stock units) are counted for purposes of meeting the stock ownership requirement. Non-employee directors must attain such ownership within five years of the date that the requirement was adopted.

2022 Compensation

The following table sets forth information concerning the compensation paid by us to our directors for the year ended December 31, 2022.

Name (a)(1)	Fees Earned or Paid in Cash ($)(b)		Stock Awards ($)(c)(2)	Option Awards ($)(d)	Non-Equity Incentive Plan Compensation ($)(e)	Nonqualified Deferred Compensation Earnings ($)(f)	All Other Compensation ($)(g)	Total ($)(h)
Deborah L. Byers(3)	60,163	(4)	114,169	—	—	—	—	174,332
Mark Borer	10,306		—	—	—	—	—	10,306
Joe C. Frana	10,306		—	—	—	—	—	10,306
D. Mark Leland(4)	95,863		123,826	—	—	—	—	219,689
Kevin S. McCarthy(4)	85,306		123,826	—	—	—	—	209,132
Robert S. Purgason	10,306		—	—	—	—	—	10,306
Laura A. Sugg	108,750		123,826	—	—	—	—	232,576
(1)	Officers, employees, and designees of Blackstone, Apache and I Squared who also served as members of the Board did not receive additional compensation for the services they provided as members of the Board. Effective as of February 22, 2022, the following non-employee directors of Altus resigned from the Board: Mark Borer, Joe C. Frana and Robert S. Purgason.
(2)	Grant date fair value, as computed in accordance with FASB ASC Topic 718, of fully vested RSUs granted during 2022 to each non-employee director based on the per-share closing price of our Class A Common Stock on the applicable date of grant. None of the directors held any unvested RSUs as of December 31, 2022.
(3)	Ms. Byers was appointed to the Board effective July 20, 2022.
(4)	The amount reported for each of Messrs. Leland and McCarthy includes $10,306 earned for Board Service from January 1, 2022 to February 22, 2022, which was paid pursuant to the prior Altus director compensation program.
(5)	The amount shown was paid to Ms. Byers in the form of deferred stock units (“DSUs”) in lieu of cash compensation. Ms. Byers received 1,723 DSUs, of which 756 vested on October 1, 2022 and 967 were unvested as of December 31, 2022 (but later vested on January 1, 2023).

Kinetik Holdings Inc.	47	2023 Proxy Statement

Pay Versus Performance

As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation and the Company’s financial performance for each of the three years in the period ended December 31, 2022, 2021 and 2020. The table below summarizes the compensation values reported in the Summary Compensation Table for our principal executive officers (“PEOs”) and average for our other non-PEO Named Executive Officers (“NEOs”) as compared to the “compensation actually paid,” calculated pursuant to the applicable rules and the Company’s financial performance for the years ended December 31, 2022, 2021 and 2020.
Year	Summary Compensation Table Total for First PEO(1)		Compensation Actually Paid to First PEO(1),(2),(5)		Average Summary Compensation Table Total for Non-PEO NEOs(1)	Average Compensation Actually Paid to Non-PEO NEOs(4), (5)	Value of Initial Fixed $100 Investment Based On:		Net Income including Non- Controlling interests (in thousandth)	Adjusted EBITDA, including Non- Controlling Interests (in thousands
		Summary Compensation Table Total for Second PEO(1)		Compensation Actually Paid to Second PEO(1),(3),(5)			TSR(6)	Peer Group TSR
(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	$ 343,606	$1,184,860	$706,646	$110,279,592	$773,671	$7,750,920	$135	$131	$250,721	$772,189
2021	2,476,399	N/A	4,346,136	N/A	977,732	1,696,415	118	102	99,221	283,802
2020	2,334,613	N/A	2,030,742	N/A	854,678	932,545	83	73	81,684	191,155
(1)	The principal executive officer (“PEO”) and the non-PEO NEOs for each year are as follows:
a.	2022: PEO – Clay Bretches (First PEO) and Jamie Welch (Second PEO); non-PEO NEOs – Matthew Wall, Steven Stellato, R. Todd Carpenter, Anne Psencik, and Ben C. Rodgers
b.	2021: PEO – Clay Bretches; non-PEO NEOs – Ben C. Rodgers and Stephen P. Noe
c.	2020: PEO – Clay Bretches; non-PEO NEOs – Ben C. Rodgers and Stephen P. Noe
(2)	The Company deducted from and added to the Summary Compensation Table total compensation the following amounts to calculate “compensation actually paid” in accordance with Item 402(v) of Regulation S-K as disclosed in columns (c) for Mr. Bretches in each respective year. As Mr. Bretches did not participate in any defined benefit plans, no adjustments were required to amounts reported in the Summary Compensation Table totals related to the value of benefits under such plans. The following table provides a tabular reconciliation between the totals presented in the Summary Compensation Table and the total “compensation actually paid” to Mr. Bretches for 2022, 2021, and 2020.

	2022	2021	2020
FIRST PEO SUMMARY COMPENSATION TABLE TOTALS	$343,606	$2,476,399	$2,334,613
Deduct the fair value reported in the Summary Compensation Table of equity awards granted during the year	(212,028)	(1,507,456)	(1,434,927)
Add (Subtract):
Fair value as of the end of the year of equity awards granted during the year that are outstanding and unvested as of the end of the year	333,494	2,676,599	1,368,239
Change in fair value as of the end of the year (from the end of the prior year) of equity awards granted during any prior year that are outstanding and unvested as of the end of the year	209,535	562,300	(215,056)
Fair value as of the vesting date of equity awards granted and vested during the year	—	—	—
Change in fair value as of the vesting date (from the end of the prior year) of equity awards granted in prior years that vested during the year	18,432	49,668	(40,110)
Fair value as of the end of the prior year of equity awards granted in prior years that were forfeited during the year	—	—	—
Value of dividends or other earnings paid on stock or option awards not otherwise reflected in fair value or total compensation	13,607	88,626	17,983
Total Equity Award Related Adjustments	575,068	3,377,193	1,131,056
COMPENSATION ACTUALLY PAID TOTALS	$706,646	$4,346,136	$2,030,742
(3)	The Company deducted from and added to the Summary Compensation Table total compensation the following amounts to calculate “compensation actually paid” in accordance with Item 402(v) of Regulation S-K as disclosed in columns (c) for Mr. Welch in each respective year. As Mr. Welch did not participate in any defined benefit plans, no adjustments were required to amounts reported in the Summary Compensation Table totals related to the value of benefits under such plans. The following table provides a tabular reconciliation between the totals presented in the Summary Compensation Table and the total “compensation actually paid” to Mr. Welch for 2022, 2021, and 2020.

Kinetik Holdings Inc.	48	2023 Proxy Statement

	2022	2021	2020
SECOND PEO SUMMARY COMPENSATION TABLE TOTALS	$1,184,860	$—	$—
Deduct the fair value reported in the Summary Compensation Table of equity awards granted during the year	—	—	—
Add (Subtract):
Fair value as of the end of the year of equity awards granted during the year that are outstanding and unvested as of the end of the year	100,583,974	—	—
Change in fair value as of the end of the year (from the end of the prior year) of equity awards granted during any prior year that are outstanding and unvested as of the end of the year	—	—	—
Fair value as of the vesting date of equity awards granted and vested during the year	—	—	—
Change in fair value as of the vesting date (from the end of the prior year) of equity awards granted in prior years that vested during the year	—	—	—
Fair value as of the end of the prior year of equity awards granted in prior years that were forfeited during the year	—	—	—
Value of dividends or other earnings paid on stock or option awards not otherwise reflected in fair value or total compensation	8,510,757	—	—
Total Equity Award Related Adjustments	109,094,732	—	—
COMPENSATION ACTUALLY PAID TOTALS	$110,279,592	$—	$—
(4)	The Company deducted from and added to the average Summary Compensation Table total compensation the following amounts to calculate the average “compensation actually paid” in accordance with Item 402(v) of Regulation S-K as disclosed in columns (e) for the non-PEO NEOs in each respective year. As the Company’s NEOs did not participate in any defined benefit plans, no adjustments were required to amounts reported in the Summary Compensation Table totals related to the value of benefits under such plans. The following table provides a tabular reconciliation between the average of totals presented in the Summary Compensation Table and the average total “compensation actually paid” to the non-PEO NEOs for 2022, 2021, and 2020.
	2022	2021	2020
NON-PEO NEOs AVERAGE SUMMARY COMPENSATION TABLE TOTALS	$773,671	$977,732	$854,678
Deduct the fair value reported in the Summary Compensation Table of equity awards granted during the year	(183,333)	(455,701)	(421,500)
Add (Subtract):
Fair value as of the end of the year of equity awards granted during the year that are outstanding and unvested as of the end of the year	6,670,004	886,742	606,193
Change in fair value as of the end of the year (from the end of the prior year) of equity awards granted during any prior year that are outstanding and unvested as of the end of the year	20,267	194,623	(105,182)
Fair value as of the vesting date of equity awards granted and vested during the year	—	—	—
Change in fair value as of the vesting date (from the end of the prior year) of equity awards granted in prior years that vested during the year	1,340	47,853	(7,544)
Fair value as of the end of the prior year of equity awards granted in prior years that were forfeited during the year	—	—	—
Value of dividends or other earnings paid on stock or option awards not otherwise reflected in fair value or total compensation	468,971	45,166	5,900
Total Equity Award Related Adjustments	7,160,582	1,174,384	499,367
AVERAGE COMPENSATION ACTUALLY PAID TOTALS	$7,750,920	$1,696,415	$932,545
(5)	There are no material differences between the assumptions used to compute the valuation of the equity awards for calculating “compensation actually paid” from the assumptions used to compute the valuation of such equity awards as of the grant date.
(6)

The peer group consists of Antero Resources Corporation, Crestwood Equity Partners LP, DT Midstream, Inc., Enlink Midstream, LLC, Equitrans Midstream Corporation, Western Midstream Partners, LP, Magellan Midstream Partners, L.P., NuStar Energy L.P. and DCP Midstream, LP.

Kinetik Holdings Inc.	49	2023 Proxy Statement

Narrative to Pay Versus Performance Table

Since Kinetik was formed as a result of the Transactions, which closed on February 22, 2022, and our current NEOs, the Post-Transaction NEOs, were appointed in connection with the closing of the Transactions, we believe it is difficult to link compensation actually paid to our NEOs to our financial performance over the time periods presented in the Pay Versus Performance table. Nevertheless, over the three-year period from 2020 to 2022, our TSR, the TSR of our peer group, and “Compensation Actually Paid” to our PEO(s) and the average “Compensation Actually Paid” to our non-PEO NEOs have all increased. In 2022, “Compensation Actually Paid” to our NEOs outpaced the increase in our TSR primarily due to differences in NEO composition and executive compensation practices and disclosures related to the compensation strategy at BCP, a private equity-backed company that employed and compensated the Post-Transaction NEOs prior to the Transaction, and the Transactions. In addition, prior to the Transactions, Altus did not directly employ or compensate any of its executive officers, and the “Compensation Actually Paid” amounts for Messrs. Bretches, Rodgers and Noe, as applicable, reflect the applicable Allocation Percentage applied to each applicable NEO’s compensation from Apache for the years 2022, 2021 and 2020. For more detail regarding this, please see “Compensation Discussion & Analysis – 2022 Executive Compensation Program.” In addition, pre-Transactions, BCP awarded the Post-Transaction NEOs, particularly Mr. Welch, with a significant amount of equity awards as is typical for private equity-backed companies to help align the executives’ interests with BCP’s long-term goals, which equity awards were exchanged for replacement equity awards by Kinetik in connection with the Transactions. However, we believe the fact that a significant portion of the compensation for the Post-Transaction NEOs is comprised of equity awards, including performance-based awards, continues to align their interests with Kinetik and its stockholders.

In addition, both “Compensation Actually Paid” to our NEOs and our Net Income increased between 2020 and 2021. Similarly, the substantial improvement in our Net Income between 2021 and 2022 is directionally aligned with the increase in “Compensation Actually Paid” over the same period.

Further, both “Compensation Actually Paid” to our NEOs and our adjusted EBITDA increased between 2020 and 2021. There was a disproportionate pay increase in “Compensation Actually Paid” to our NEOs in relation to the increase in EBITDA between 2021 and 2022. While adjusted EBITDA is a metric in our annual cash incentive plan and therefore impacts executive compensation, there are several other factors that impact “Compensation Actually Paid”, including the increase in our stock price, as well the impact of the Transactions on our executive compensation structure.

Disclosure of Most Important Performance Measures for Fiscal Year 2022

The measure listed below represents the most important financial performance measure that we used to determine “compensation actually paid” for our NEOs for fiscal year 2022. For more detail regarding this financial performance measure, please see “Compensation Discussion & Analysis – 2022 Executive Compensation Program.”

Most Important Performance Measure
Adjusted EBITDA

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median annual total compensation of our employees (other than our CEO, as defined below) and the annual total compensation of Jamie Welch, our President, Chief Executive Officer and Chief Financial Officer (our “CEO”).

Kinetik Holdings Inc.	50	2023 Proxy Statement

For the 2022 fiscal year, our last completed fiscal year:

●	The annual total compensation of the median employee of all employees of our company (other than the CEO) was $115,027; and
●	The annual total compensation of our CEO, as reported in the Summary Compensation Table included in this Proxy Statement, was $1,184,860.
●	Based on this information, for 2022, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees (other than the CEO) was reasonably estimated to be 10 to 1.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:

●	We determined that, as of December 31, 2022, our employee population consisted of 294 individuals with all these individuals located in the United States (as reported in Item 1, Business, in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 7, 2023 (our “Annual Report”)). This population consisted of our full-time employees, as we do not have part-time, temporary, or seasonal workers.
●	We selected December 31, 2022 as our identification date for determining our median employee because it enabled us to make such identification in a reasonably efficient and economic manner and allowed for the most complete picture of employee compensation in 2022.
●	We used a consistently applied compensation measure to identify our median employee of comparing the amount of salary or wages and cash bonuses reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for 2022. Equity awards were excluded from the methodology because they are not provided to our entire employee population.
●	We identified our median employee by consistently applying this compensation measure to all of our employees included in our analysis. Since all our employees, including our CEO, are located in the United States, we did not make any cost-of-living adjustments in identifying the median employee.
●	After we identified our median employee, we combined all the elements of such employee’s compensation for the 2022 fiscal year in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $115,027. The difference between such employee’s salary, wages, overtime pay and cash bonuses and the employee’s annual total compensation represents the contributions in the amount of $5,751 that we made on the employee’s behalf to our 401(k) plan for the 2021 fiscal year.

With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2022 Summary Compensation Table included in this Proxy Statement and incorporated by reference under Item 11 of Part III of our Annual Report.

Kinetik Holdings Inc.	51	2023 Proxy Statement

Proposal 2.
Advisory Vote to Approve
Named Executive Officer
Compensation

Our compensation policies are designed with the intention of recruiting highly qualified and experienced individuals capable of contributing to the continued growth of our Company. To achieve these objectives, we provide what we believe is a competitive total compensation package to our Post-Transaction NEOs through a combination of base salary, annual incentive awards, and long-term equity-based incentives. Consistent with our goal of promoting the growth of our Company, a significant portion of the total incentive compensation for each of our Post-Transaction NEOs is related to performance factors that measure our progress against the goals of our strategic financial and operating plans, as well as consideration of market pay practices.

Stockholders are urged to read the Compensation Discussion and Analysis section of this Proxy Statement, which discusses how our compensation design and practices reflect our compensation philosophy. The Compensation Committee and the Board believe that our compensation practices are effective in implementing our guiding principles.

Pursuant to Section 14A of the Securities Exchange Act of 1934, we are submitting a proposal to our stockholders for an advisory vote to approve the compensation of our Named Executive Officers. This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on the compensation of our Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the principles, policies and practices described in this Proxy Statement. Accordingly, the following resolution is submitted for stockholder vote at the Annual Meeting:

"RESOLVED, that the stockholders of Kinetik Holdings, Inc. approve, on an advisory basis, the compensation of its named executive officers as disclosed in the proxy statement for the 2023 Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and other related tables and disclosures."

As this is an advisory vote, the result is not likely to impact previously granted compensation, although our Compensation Committee will consider the outcome of the vote when evaluating our compensation practices going forward.

VOTE

The Board unanimously recommends that you vote “FOR” this Proposal 2.

Kinetik Holdings Inc.	52	2023 Proxy Statement

Vote Required

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

The affirmative “FOR” vote of the holders of a majority of the votes cast by the stockholders present or represented at the meeting, in person or by proxy, and entitled to vote thereon is required to approve this Proposal 2. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal. Abstentions and broker non-votes will have no effect on Proposal 2.

We currently intend to hold the next non-binding advisory vote to approve the compensation of our named executive officers at our 2024 annual meeting of stockholders, unless our Board modifies its policy of holding this vote on an annual basis, particularly after considering the results of the vote on Proposal 3.

VOTE

The Board unanimously recommends that you vote “FOR” this Proposal 2.

Kinetik Holdings Inc.	53	2023 Proxy Statement

Proposal 3.
Advisory Vote on the
Frequency of Future
Advisory Votes on
Executive Compensation

Pursuant to Section 14A of the Exchange Act, we are asking the Company’s stockholders to vote on whether future advisory votes on executive compensation of the nature reflected in Proposal 2 above should occur every year, every two years or every three years. This is our first frequency vote and such frequency vote must occur at least once every six years.

After careful consideration, the Board concluded that an annual advisory vote on executive compensation is the most appropriate frequency for the Company. The Board considered various factors in reaching its conclusion, including, among others, stockholders’ ability to provide input on executive compensation and corporate governance matters, stockholder feedback and market practices. The Board believes that an annual advisory vote on executive compensation will allow our stockholders to provide timely, direct input on the Company’s executive compensation philosophy, policies and practices as disclosed in the Company’s proxy statement each year, which is consistent with the Company’s efforts to engage in an ongoing dialogue with our stockholders on executive compensation and corporate governance matters.

Prior to voting on this proposal, we urge stockholders to read “Compensation Discussion and Analysis” beginning on page 32 of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as “Executive Compensation” and the related compensation tables and narrative therein, which provide detailed information on the compensation of our named executive officers.

Stockholders will be able to specify one of four choices for this proposal on the proxy card: “ONE YEAR”, “TWO YEARS”, “THREE YEARS” or “ABSTAIN”. Stockholders are not voting to approve or disapprove the Board’s recommendation. This advisory vote on the frequency of future advisory votes on executive compensation is not binding on the Board or the Company in any way. Notwithstanding the Board’s recommendation and the outcome of the stockholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to our executive compensation programs.

VOTE

The Board unanimously recommends a vote of “ONE YEAR” for this
Proposal 3.

Kinetik Holdings Inc.	54	2023 Proxy Statement

Vote Required

The proposal regarding the frequency of future advisory votes on executive compensation requires the approval of a plurality of the votes cast. This means that the frequency option that receives the greatest number of votes cast will be considered the preference of the Company’s stockholders. Abstentions and broker non-votes will have no effect on Proposal 3.

VOTE

The Board unanimously recommends a vote of “ONE YEAR” for this Proposal 3.

Kinetik Holdings Inc.	55	2023 Proxy Statement

Proposal 4.
Amendment to Certificate of Incorporation—Removal of Supermajority Requirement

Upon the recommendation of the Governance and Sustainability Committee, the Board has approved, and recommends that the Company’s stockholders approve, a proposal to amend and restate the Company’s Certificate of Incorporation to remove the following supermajority voting requirement for the Company’s stockholders to amend Section 9.1 of the Company’s Third Amended and Restated Certificate of Incorporation (the “Supermajority Amendment”) following the earlier of (i) the date on which the BX Holders and ISQ no longer have any rights to designate nominees to the Board or (ii) February 22, 2029, the seventh anniversary of the closing date of the Transactions.

Section 10.1 of the Company’s Third Amended and Restated Certificate of Incorporation provides that any amendment, alteration, change or repeal of any provision contained in Article IX may be adopted only by the affirmative vote of the holders of at least 66-2/3% of the voting power of all then outstanding shares of Common Stock of the Company entitled to vote generally in the election of directors, voting together as a single class.

If this Proposal 4 is approved, the supermajority voting requirement with respect to amendment of Article IX set forth in Section 10.1 of the Company’s Third Amended Certificate of Incorporation will be replaced with a provision that permits holders of a majority of the voting power of all then outstanding shares of the Common Stock of the Company entitled to vote generally in the election of directors, voting together as a single class, to amend, alter, change or repeal any provision of Article IX following the earlier of (i) the date on which the BX Holders and ISQ no longer have any rights to designate nominees to the Board or (ii) beginning February 22, 2029.

The Board believes that the DGCL, other provisions in the Third Amended and Restated Certificate of Incorporation, existing corporate governance practices, and the adoption of a majority of the voting power of the outstanding shares voting standard will adequately protect our stockholders and following the earlier of (i) the date on which the BX Holders and ISQ no longer have any rights to designate nominees to the Board or (ii) seventh anniversary of the closing date of the Transactions, such provision will no longer be necessary.

VOTE

The Board unanimously recommends that you vote “FOR” this Proposal 4.

Kinetik Holdings Inc.	56	2023 Proxy Statement

The full text of the proposed amendment to Section 10.1 of the Company’s Certificate of Incorporation is attached to this proxy statement as Appendix A, with additions of text indicated by underlining and deletions of text indicated by strike-outs.

Vote Required

The Supermajority Amendment requires the approval of the holders of at least 66-2/3% of the voting power of all then outstanding shares of Common Stock of the Company entitled to vote generally in the election of directors, voting together as a single class. Abstentions, broker non-votes and failures to vote will have the same effect as a vote “AGAINST” Proposal 4.

VOTE

The Board unanimously recommends that you vote “FOR” this Proposal 4.

Kinetik Holdings Inc.	57	2023 Proxy Statement

Proposal 5.
Amendment to Certificate
of Incorporation—Officer
Exculpation

Upon the recommendation of the Governance Committee, the Board has approved, and recommends that the Company’s stockholders approve, a proposal to amend and restate the Company’s Certificate of Incorporation to limit the liability of certain officers of the Company as permitted pursuant to recent amendments to the DGCL (the “Officer Exculpation Amendment”).

The DGCL allows the exculpation of corporate directors for breach of the fiduciary duty of care in limited circumstances, and Section 8.1 of the Company’s Third Amended and Restated Certificate of Incorporation has always provided that a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions. That protection did not extend to corporate officers under the DGCL or the Company’s Third Amended and Restated Certificate of Incorporation. Consequently, stockholder plaintiffs in recent years have persuaded courts to impose the same fiduciary duties on officers that directors have, thereby exploiting the absence of the same protections for officers in order to prolong litigation and extract larger settlements from defendant corporations. This has resulted in increased litigation and insurance costs for companies, which harms stockholders. In August 2022, the Delaware General Assembly amended Section 102(b)(7) of the DGCL to correct the inconsistent treatment between directors and officers and authorize corporations to adopt a provision in their certificate of incorporation to eliminate or limit monetary liability of certain corporate officers for breach of the fiduciary duty of care. The DGCL now allows Delaware corporations to amend their certificates of incorporation, subject to stockholder approval, to limit the personal liability of certain officers for monetary damages associated with breaches of the fiduciary duty of care (but not the fiduciary duty of loyalty) in limited circumstances. As amended, Section 102(b)(7) of the DGCL authorizes corporations to provide for exculpation of the following officers: (i) the corporation’s president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer or chief accounting officer, (ii) “named executive officers” identified in the corporation’s SEC filings, and (iii) individuals who have agreed to be identified as officers of the corporation.

If this Proposal 5 is approved, Section 8.1 will be amended to provide for the exculpation of the Company’s officers to the extent permitted by Section 102(b)(7) of the DGCL. As is currently the case with directors under the Company’s Certificate of Incorporation, this provision would not exculpate

VOTE

The Board unanimously recommends that you vote “FOR” for this
Proposal 5.

Kinetik Holdings Inc.	58	2023 Proxy Statement

officers from liability for breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. Nor would this provision exculpate such officers from liability for claims brought by or in the right of the corporation, such as derivative claims.

The Board believes:

●	there is a need for directors and officers to remain free from the risk of financial ruin as a result of an unintentional misstep;
●	this amendment is carefully drafted, consistent with the new Delaware law, to protect officers without limiting their liability for claims by the Company for breaches of the duty of loyalty;
●	adopting this amendment would help the Company to attract and retain the most qualified officers;
●	the proposed provision would not materially and negatively impact stockholder rights; and
●	the amendment could reduce potential litigation and insurance costs associated with frivolous lawsuits and heightened premiums.

Thus, the Board unanimously recommends voting “FOR” this Proposal 5.

Frequently, directors and officers must make decisions in response to time-sensitive opportunities and challenges. The existence of aggressive plaintiffs’ attorneys and governmental enforcers can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on and the Company and its directors and officers, regardless of ultimate merit. Limiting concern about personal risk for ordinary failures of care (but not loyalty) empowers both directors and officers to exercise their business judgment in furtherance of stockholder interests. Furthermore, because the Company expects many or most of its peers to adopt exculpation clauses that limit the personal liability of officers in their governing documents, the Company’s ability to recruit and retain exceptional officer candidates could be adversely affected if the Company does not adopt the amendment because those candidates and officers may conclude that the higher exposure to personal liabilities at the Company is not as attractive working at a company that provides those protections. It is also possible that insurance premiums for director and officer insurance could be increased for corporations that do not adopt exculpation clauses that limit the personal liability of officers in their governing documents, which could adversely affect the Company, and thereby adversely affect our stockholders.

The Board believes that adopting this amendment would potentially reduce litigation and insurance costs associated with lawsuits (many of which may be frivolous) and heightened premiums, better position the Company to attract top officer candidates and retain our current officers, and enable our officers to exercise their business judgment in furtherance of the interests of the stockholders without the potential for distraction posed by the risk of personal liability. This amendment will also better align the protections available to our directors with those available to our officers. In view of the above considerations, our Board has unanimously determined to provide for the exculpation of officers as proposed. The full text of the proposed amendment to Section 8.1 of the Company’s Certificate of Incorporation is attached to this proxy statement as Appendix A, with additions of text indicated by underlining and deletions of text indicated by strike-outs.

Vote Required

The Officer Exculpation Amendment requires the approval of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon. Abstentions, broker non-votes and failures to vote will have the same effect as a vote “AGAINST” Proposal 5.

VOTE

The Board unanimously recommends that you vote “FOR” this Proposal 5.

Kinetik Holdings Inc.	59	2023 Proxy Statement

Proposal 6.
Ratification of the
Appointment of
Independent Auditor

General Information

The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the work of the independent auditor employed by the Company and establishes guidelines for the retention of the independent auditor for any permissible services. In performing these responsibilities, among other things, the Audit Committee (i) reviews the qualifications, performance, and independence of the independent auditor, (ii) reviews and evaluates the lead partner of the independent auditor having primary responsibility for the Company’s audit and ensures the rotation of such partners as required by law, and (iii) considers whether the registered public accounting firm chosen as the independent auditor should be rotated in order to maintain the independence between the independent auditor and the Company.

The Audit Committee has appointed KPMG, an independent registered public accounting firm (independent auditor), to audit the Company’s financial statements for fiscal year 2023. KPMG has served as the independent registered public accounting firm of BCP since 2017. The Board believes that the appointment of KPMG to serve as the Company’s independent auditor is in the best interests of the Company and its stockholders and, at the request of the Audit Committee, is asking you to ratify that appointment.

Representatives of KPMG will be present at the annual meeting and will have an opportunity to make a statement, if they desire to do so, or to respond to appropriate questions regarding the Company’s business. Representatives of EY will not be present at the annual meeting.

Although stockholder ratification is not required, the appointment of KPMG as the Company’s independent auditor for fiscal year 2023 is being submitted for ratification at the annual meeting because the Board believes doing so is a good corporate governance practice. Furthermore, the Audit Committee will take stockholders’ opinions regarding the appointment of KPMG into consideration in future deliberations. If KPMG’s appointment is not ratified at the annual meeting, the Audit Committee will consider the engagement of other independent accountants. The Audit Committee may terminate KPMG’s engagement as the Company’s independent auditor without the approval of the Company’s stockholders whenever the Audit Committee deems appropriate.

VOTE

The Board unanimously recommends that you vote “FOR” ratification of the appointment of KPMG as the company’s independent auditor for fiscal year 2023.

Kinetik Holdings Inc.	60	2023 Proxy Statement

Change in Auditor

In connection with the closing of the Transactions, on February 22, 2022, the reconstituted Audit Committee removed Ernst & Young LLP (“EY”) as our independent auditor, effective February 22, 2022, and appointed KPMG to serve as our independent auditor, effective February 22, 2022.

EY audited our financial statements for the fiscal years ended December 31, 2018, 2019 and 2020. EY’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2019 and December 31, 2020 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal year ended December 31, 2021 and the subsequent interim period through February 22, 2022, the date we filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, (i) there were no disagreements between us and EY on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EY, would have caused EY to make reference to the subject matter of the disagreement in its report on our consolidated financial statements, and (ii) there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

During the fiscal year ended December 31, 2021 and the subsequent interim period through February 22, 2022, neither we nor anyone acting on our behalf consulted KPMG regarding (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements; or (2) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a “reportable event” described in Item 304(a)(1)(v) of Regulation S-K.

On February 28, 2022, the Company filed with the SEC a Current Report on Form 8-K disclosing the appointment of KPMG and dismissal of EY. The Company provided EY with a copy of such Current Report on Form 8-K, which included as Exhibit 16.1 a letter from EY addressed to the SEC indicating whether it agrees with such disclosures.

Fees Paid to the Independent Auditor

The fees paid to EY for 2022 and 2021 were as follows:

Description	2022 ($)	2021 ($)
Audit Fees(1)	—	1,095,000
Audit-Related Fees	111,200	—
Tax Fees	—	—
All Other Fees	—	—
(1)	Audit Fees were for professional services rendered for the annual audit of Altus’s consolidated financial statements included in the Form 10-K, the reviews of Altus’s financial statements included in the Forms 10-Q, and other procedures required to be performed by the independent auditor to be able to form an opinion on Altus’s consolidated financial statements. The Audit Fees for 2021 include EY’s annual audit of Altus’s consolidated financial statements for the 2021 fiscal year, the reviews of the financial statements included in the Forms 10-Q, and assistance with and review of documents filed with the SEC.

Kinetik Holdings Inc.	61	2023 Proxy Statement

The fees paid to KPMG for 2022 and 2021 were as follows:

Description	2022 ($)	2021 ($)
Audit Fees(1)	3,510,000	1,870,000
Audit-Related Fees	—	—
Tax Fees	20,000	57,428
All Other Fees	—	—
(1)	Audit Fees were for professional services rendered for the annual audit of the Company’s consolidated financial statements included in the Form 10-K, the reviews of Company’s financial statements included in the Forms 10-Q, and other procedures required to be performed by the independent auditor to be able to form an opinion on Company’s consolidated financial statements. The Audit Fees for 2022 include KPMG’s annual audit of the Company’s consolidated financial statements for the 2022 fiscal year, the reviews of the financial statements included in the Forms 10-Q, and assistance with and review of documents filed with the SEC.

All audit, audit-related, tax, and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by KPMG was compatible with the firm’s independence in the conduct of its auditing functions. The Audit Committee has taken into consideration whether the provision of non-audit services by KPMG is compatible with maintaining auditor independence.

None of the services described above were approved pursuant to the de minimis exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC.

Vote Required

The affirmative “FOR” vote of the holders of a majority of the votes cast by the stockholders present or represented at the meeting, in person or by proxy, and entitled to vote thereon is required to approve this Proposal 6. Brokers have discretion to vote on this proposal without your instruction, so there will be no broker non-votes. Abstentions will have no effect on Proposal 6.

VOTE

The Board unanimously recommends that you vote “FOR” ratification of the appointment of KPMG as the Company's independent auditor for fiscal year 2023.

Kinetik Holdings Inc.	62	2023 Proxy Statement

Voting and Other Information

Who Is Paying the Solicitation Cost

The expense of preparing, posting online, and printing and mailing any requested hard copies of proxy solicitation materials will be borne by the Company.

Notice of Internet Availability of Proxy Materials

Pursuant to rules adopted by the SEC, we have elected to provide our stockholders access to our proxy materials via the internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders. All stockholders will have the ability to access the proxy materials on the website referenced in the Notice or request to receive a printed set of the proxy materials. The Notice contains instructions on how to access the proxy materials over the internet, how to vote online, and how to request a printed copy of the materials. We encourage you to take advantage of the proxy materials on the internet. By opting to access your proxy materials online, you will save us the cost of producing and mailing documents, reduce the amount of mail you receive, and allow us to conserve natural resources.

Voting

Who Can Vote

Only stockholders of record holding shares of the Company’s Class A Common Stock, and stockholders of record holding shares of the Company’s Class C Common Stock, at the close of business on the record date, April 5, 2023, are entitled to receive notice of the annual meeting and to vote the shares of Common Stock they held on that date.

As of March 24, 2023, there were 143,225,311 shares of Kinetik Common Stock issued and outstanding, including 49,136,273 shares of our Class A Common Stock and 94,089,038 shares of Class C Common Stock. Holders of Kinetik Common Stock are entitled to one vote per share, voting together as a single class, and are not allowed to cumulate votes in the election of directors.

The Company’s stock transfer books will not be closed. A complete list of stockholders entitled to vote at the annual meeting will be available for examination by any Kinetik stockholder at 2700 Post Oak Boulevard, Suite 300, Houston, Texas 77056-5748, for purposes relating to the annual meeting, during normal business hours for a period of ten days before the meeting.

How to Vote

If your shares of Kinetik Common Stock are held by a broker, bank, or other nominee (in “street name”), you will receive instructions from them on how to vote your shares. If your shares are held by a broker and you do not give the broker specific instructions on how to vote your shares, your broker may vote your shares at its discretion on “routine” matters to be acted upon at the annual meeting. However, your shares will not be voted on any “non-routine” matters. An absence of voting instructions on any “non-routine” matters will result in a “broker non-vote.”

The only “routine” matter to be acted upon at the annual meeting is:

●	Proposal 6: Ratification of the appointment of KPMG as the Company’s independent auditor for fiscal year 2023.

Kinetik Holdings Inc.	63	2023 Proxy Statement

All other matters to be acted upon at the annual meeting are “non-routine” matters. As such, if you hold all or any portion of your shares in street name and you do not give your broker or bank specific instructions on how to vote your shares, your shares will not be voted on the following “non-routine” matters:

●	Proposal 1: Election of the eleven directors named in this proxy statement;
●	Proposal 2: The compensation of named executive officers for 2022 (say-on-pay);
●	Proposal 3: The frequency of stockholder votes on the compensation of named executive officers (say-on-frequency); and
●	Proposal 4: An amendment to the Company’s Certificate of Incorporation to add a sunset provision for the supermajority vote requirement for changes to Section 9.1.
●	Proposal 5: An amendment to the Company’s Certificate of Incorporation to limit the liability of certain officers of the Company as permitted pursuant to recent amendments to the DGCL;

If you hold shares of Kinetik Common Stock in your own name (as a “stockholder of record”), you may instruct the Company on how to vote your shares:

●	over the internet, by following the instructions provided in the Notice; or
●	if you requested to receive printed proxy materials:
●	by scanning the QR code on the enclosed proxy card with your mobile device (specific directions for using the mobile voting system are shown on the proxy card);
●	by using the toll-free telephone number listed on the enclosed proxy card (specific directions for using the telephone voting system are included on the proxy card); or
●	by marking, signing, dating, and returning the enclosed proxy card in the postage-paid envelope provided.

When using internet, mobile device, or telephone voting, the voting systems will verify that you are a stockholder through the use of a “company number” for Kinetik and a unique “control number” for you.

Whichever method you use to transmit your instructions, your shares of Kinetik Common Stock will be voted as you direct. If you designate the proxies named on the proxy card to vote on your behalf, but do not specify how to vote your shares, they will be voted as follows:

●	Proposal 1: FOR ALL NOMINEES for the election of directors;
●	Proposal 2: FOR the compensation of named executive officers for 2022 (say-on-pay);
●	Proposal 3: FOR a ONE YEAR frequency of stockholder votes on the compensation of named executive officers (say-on-frequency);
●	Proposal 4: FOR an amendment to the Company’s Certificate of Incorporation to add a sunset provision for the supermajority vote requirement for changes to Section 9.1;
●	Proposal 5: FOR an amendment to the Company’s Certificate of Incorporation to limit the liability of certain officers of the Company as permitted pursuant to recent amendments to the DGCL;
●	Proposal 6: FOR the ratification of the appointment of KPMG as the Company’s independent auditor for fiscal year 2023; and
●	In accordance with the judgment of the persons voting the proxy on any other matter properly brought before the meeting.

If you vote in advance using one of the methods described above, then you may still attend and vote at the meeting. Please see “Revoking a Proxy” below for additional details.

Kinetik Holdings Inc.	64	2023 Proxy Statement

Revoking a Proxy

You may revoke a proxy before it is voted by submitting a new proxy with a later date by internet, mobile device, telephone, or mail (if applicable), by voting at the meeting, or by filing a written revocation with the Company’s corporate secretary. Your attendance at the annual meeting alone will not automatically revoke your proxy.

Quorum

The presence at the annual meeting, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of Kinetik Common Stock outstanding on the record date entitled to vote at the annual meeting will constitute a quorum, permitting the business of the meeting to be conducted.

Votes Needed

Proposal	Vote Required	Voting Options	Can brokers vote without instructions?	Effect of abstentions and broker non-votes
Election of Directors	Each nominee must receive a plurality of the votes cast	For all Withhold authority(1) For all except	No	None
Advisory Approval of the Compensation of the Executive Officers	Affirmative vote of a majority of the votes cast by the stockholders present and entitled to vote thereon	For Against Abstain	No	None
Say on Frequency	The frequency option that receives the plurality, or the greatest number, of the votes cast	One Year Two Years Three Years Abstain	No	None
Amendment to Certificate of Incorporation–Removal of Supermajority Requirement	Approval of the holders of at least 66 2/3% of the voting power of outstanding shares entitled to vote in the election of directors	For Against Abstain	No	Against
Amendment to Certificate of Incorporation–Officer Exculpation	Affirmative vote of a majority of outstanding the shares of Common Stock entitled to vote thereon	For Against Abstain	No	Against
Ratification of Appointment of Independent Auditor	Affirmative vote of a majority of the votes cast by the stockholders present and entitled to vote	For Against Abstain	Yes	Abstentions: None Broker Non-Votes: N/A
(1)	Because directors need only be elected by a plurality of the vote, “Withhold Authority” votes will not affect whether any particular nominee has received sufficient votes to be elected.

Who Counts the Votes

Representatives of American Stock Transfer & Trust Company, LLC will tabulate the votes. The Company will appoint representatives to act as inspectors of the election.

Kinetik Holdings Inc.	65	2023 Proxy Statement

Future Stockholder Proposals and Director Nominations

Stockholders are entitled to submit proposals on matters appropriate for stockholder action at next year’s annual meeting consistent with the regulations of the SEC and the Company’s bylaws.

Proposals for Inclusion in Next Year’s Proxy Statement

The SEC rules permit stockholders to submit proposals (other than director nominations) for inclusion in our proxy statement for next year’s annual meeting if the submitting stockholder and the proposal satisfy the requirements set forth in SEC Rule 14a-8.

●	When to send these proposals. Any stockholder proposal submitted in accordance with SEC Rule 14a-8 must be received by the Company’s corporate secretary on or before December 22, 2023.
●	Where to send these proposals. Proposals should be addressed to the Company’s corporate secretary at 2700 Post Oak Boulevard, Suite 300, Houston, Texas 77056-5748.
●	What to include. Proposals must conform to and include the information required by SEC Rule 14a-8.

Proposals and Director Nominations for Presentation at Next Year’s Annual Meeting

Our bylaws also provide that any stockholder proposal that is not submitted for inclusion in next year’s proxy statement under SEC Rule 14a-8, as described above, or director nomination may be presented directly at next year’s annual meeting if the submitting stockholder and the proposal satisfy the requirements set forth in Section 3.2 (with respect to director nominations) or Section 2.7 (with respect to other proposals) of our bylaws.

●	When to send these proposals. Stockholder proposals, including director nominations, submitted under these bylaw provisions must be received by the Company’s corporate secretary no earlier than the opening of business on February 1, 2024 and no later than the close of business on March 2, 2024; provided, however, that if next year’s annual meeting is called for a date that is not within 30 days before or after the anniversary date of this year’s meeting, notice by the stockholder to be timely must be received not earlier than the opening of business on the 120th day before the meeting and not later than the later of (a) the close of business on the 90th day before the meeting or (b) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Company. In addition, any stockholder who intends to solicit proxies in support of director nominees must comply with the content requirements of Rule 14a-19 of the Exchange Act (the SEC’s universal proxy rule) at the time it complies with the earlier deadlines in the Company’s advance notice provisions of its bylaws. Thus, if a stockholder intends to solicit proxies in support of any director nominees other than the Company’s nominees submitted under the advance notice provisions of the Company’s bylaws for next year’s annual meeting, then such stockholder must provide proper written notice that sets forth all of the information required by Rule 14a-19 under the Exchange Act to the Company’s corporate secretary no later than March 2, 2024; provided, however, that if next year’s annual meeting is called for a date that is not within 30 days before or after the anniversary date of this year’s meeting, notice by the stockholder to be timely must be received not earlier than the opening of business on the 120th day before the meeting and not later than the later of (a) the close of business on the 90th day before the meeting or (b) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Company.
●	Where to send these proposals. Proposals should be addressed to the Company’s corporate secretary at 2700 Post Oak Boulevard, Suite 300, Houston, Texas 77056-5748.

Kinetik Holdings Inc.	66	2023 Proxy Statement

●	What to include. Proposals must conform to and include the information required by Section 3.2(d) of our bylaws (with respect to director nominations) or Section 2.7(a)(ii) of our bylaws (with respect to all other proposals). Our bylaws are filed as an exhibit to the Company’s most recent Annual Report on Form 10-K filed with the SEC, or a printed copy of our bylaws is available free of charge by writing to the Company’s corporate secretary at the address above. Any notice of director nomination submitted to the Company other than through proxy access must include the additional information required by Rule 14a-19(b) under the Exchange Act.
●	Discretion to vote proxies on these proposals. If any stockholder proposal, including any director nomination, is properly presented directly at next year’s annual meeting, proxies will be voted on such proposals in accordance with the judgment of the management representatives who shall have been granted the authority to vote such proxies.

The Company’s Annual Report on Form 10-K and our other reports filed with the SEC are made available on the SEC’s website at www.sec.gov.

Stockholders with the Same Last Name and Address

The SEC rules permit companies and intermediaries (such as brokers) to implement a delivery procedure known as “householding.” Under this procedure, multiple Kinetik stockholders with the same last name who reside at the same address may receive a single set of proxy materials, unless one or more of the stockholders has provided contrary instructions. This procedure reduces printing costs and postage fees and saves natural resources.

If you hold your shares in “street name” (your shares are held in a brokerage account or by a bank or other nominee), you may revoke your consent to householding at any time by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or calling Broadridge at 1-866-540-7095. You can also request information about householding from your broker or bank.

If you are a stockholder of record (your shares are held in your own name and not held in a brokerage account) who received a household mailing this year, and you would like to have additional copies of proxy materials promptly mailed to you, if you would like to opt out of householding for future mailings, or if you would like to enroll in householding, please send your written request to American Stock Transfer & Trust Company, LLC, ATTN: AST Mail Services, 6201 15th Avenue, Brooklyn, New York 11219 or call 718-921-8124.

Solicitation of Proxies

This proxy is solicited by the Board for use at the annual meeting and any adjournment thereof. Solicitation of proxies for use at the annual meeting may be made in person or by mail, telephone, or other electronic means by directors, officers, and regular employees, if any, of the Company. These persons will receive no special compensation for any solicitation activities. The Company has requested banking institutions, brokerage firms, custodians, trustees, nominees, and fiduciaries to forward solicitation materials to the beneficial owners of shares of the Company’s Common Stock for whom they are record holder, and the Company will, upon request, reimburse reasonable forwarding expenses.

NOTE

Stockholders are requested to promptly vote their shares using one of the methods explained on page 48 of this proxy statement.

Kinetik Holdings Inc.	67	2023 Proxy Statement

Notice of Annual Meeting of Stockholders
and Proxy Statement

May 31, 2023

KINETIK HOLDINGS INC.

2700 Post Oak Boulevard, Suite 300
Houston, Texas 77056-5748
(713) 621-7330
www.kinetik.com

Kinetik Holdings Inc.	68	2023 Proxy Statement

ANNUAL MEETING OF STOCKHOLDERS

KINETIK HOLDINGS INC.

MAY 31, 2023

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL

The Notice and Proxy Statement and Annual Report on Form 10-K are available at http://www.proxyvote.com

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Kinetik Holdings Inc.	69	2023 Proxy Statement

KINETIK HOLDINGS INC. – 2023 PROXY

This proxy is solicited on behalf of the Board of Directors
for use at the Annual Meeting on May 31, 2023

By signing this proxy, you revoke all prior proxies and appoint Jamie Welch and Todd Carpenter as Proxies, with full power of substitution, and authorize them to represent the undersigned at the annual meeting of stockholders to be held on May 31, 2023, or any adjournment thereof, and to vote all the shares of Common Stock of Kinetik Holdings Inc. held of record by the undersigned on April 5, 2023.

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR ALL NOMINEES” IN PROPOSAL 1 AND “FOR” PROPOSAL 2, “FOR” PROPOSAL 3, “FOR” PROPOSAL 4, “FOR” PROPOSAL 5 and “FOR” PROPOSAL 6.

Vote by Internet, Telephone, or Mail
24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card.

Internet / Mobile	Phone	Mail	In Person	Go Green
Access www.proxyvote.com and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.	Call toll-free 1-800-690-6903 and follow the instructions. Have your proxy card available when you call.	Sign, date, and mail your proxy card in the envelope provided as soon as possible.	You may vote your shares in person by attending the Annual Meeting.	e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

Vote online/phone until 11:59 PM EDT the day before the meeting.

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Kinetik Holdings Inc.	70	2023 Proxy Statement

Appendix A

Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of Kinetik Holdings Inc.

Kinetik Holdings Inc., a corporation (the “Corporation”) organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

FIRST: The name of the Corporation is Kinetik Holdings Inc.

SECOND: The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 12, 2016 under the name “Kayne Anderson Acquisition Corp.” (the “Original Certificate”). An amended and restated certificate of incorporation, which amended and restated the Original Certificate in its entirety, was filed with the Secretary of State of the State of Delaware on March 29, 2017 (the “First Amended and Restated Certificate”). A Second Amended and Restated Certificate of Incorporation (the “Second Amended and Restated Certificate”), which amended and restated the provisions of the First Amended and Restated Certificate in its entirety, was filed with the Secretary of State of the State of Delaware on November 9, 2018. A First Amendment to the Second Amended and Restated Certificate was effective on June 30, 2020. A Third Amended and Restated Certificate of Incorporation (the “Third Amended and Restated Certificate”), which amended and restated the provisions of the Second Amended and Restated Certificate, as amended, in its entirety, was filed with the Secretary of State of the State of Delaware on February 22, 2022.

THIRD: That the Board of Directors of the Corporation (the “Board”), by the requisite vote of its members, filed with the minutes of the Board, duly adopted resolutions proposing and declaring advisable the following amendments to the Third Amended and Restated Certificate:

RESOLVED, that the Third Amended and Restated Certificate be amended by amending Section 10.1 thereof to read in its entirety as follows:

“Section 10.1 Amendments. The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Third Amended and Restated Certificate (including any Preferred Stock Designation), and other provisions authorized by the laws of the State of Delaware at the time in force that may be added or inserted, in the manner now or hereafter prescribed by this Third Amended and Restated Certificate and the DGCL; and, except as set forth in Article VIII and Article IX, all rights, preferences and privileges of whatever nature herein conferred upon stockholders, directors or any other persons by and pursuant to this Third Amended and Restated Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article X. Notwithstanding the foregoing, any amendment, alteration, change or repeal of any provision contained in Article IX, or any provision inconsistent therewith or herewith, may be adopted, only, (i) until the earlier of (x) the date on which the BCP Sponsors no longer have any rights to designate nominees to the Board or (y) February 22, 2029, by the affirmative vote of the holders of at least sixty six and two thirds percent (66 2/3%) of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class and (ii) on and after the earlier of (x) the date on which the BCP Sponsors no longer have any rights to designate nominees to the Board or (y) February 22, 2029, by the affirmative vote of the holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.”

Kinetik Holdings Inc.	A-1	2023 Proxy Statement

FURTHER RESOLVED, that the Third Amended and Restated Certificate be further amended by amending Section 8.1 thereof to read in its entirety as follows:

“Section 8.1 Limitation of Director and Officer Liability. A director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for any breach of the director’s or officer’s duty of loyalty to the Corporation or its stockholders, (ii) for any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law, (iii) with respect to any director, under Section 174 of the DGCL, (iv) for any transaction from which the director or officer derived an improper personal benefit or (v) with respect to any officer, in any action by or in the right of the Corporation. ~~to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended unless they violated their duty of loyalty to the Corporation or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from their actions as directors.~~ Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director or officer of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.”

FOURTH: That pursuant to resolution of the Board, a meeting of stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

FIFTH: That the aforesaid amendment to the Third Amended and Restated Certificate was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[Signature page follows.]

Kinetik Holdings Inc.	A-2	2023 Proxy Statement

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by its authorized officer on [●], 2023.

KINETIK HOLDINGS INC.

By:
Name:	Jamie Welch
Title:	Chief Executive Officer, President and Chief Financial Officer

Kinetik Holdings Inc.	A-3	2023 Proxy Statement

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. If you participate in the Kinetik 401(k) Plan, you must vote these shares no later than 11:59 p.m. Eastern Time on May 25, 2023. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. If you participate in the Kinetik 401(k) Plan, you must vote these shares no later than 11:59 p.m. Eastern Time on May 25, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V04367-P89083-Z84594 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KINETIK HOLDINGS INC.

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Jamie Welch
02) David I. Foley
03) John-Paul (JP) Munfa
04) Elizabeth P. Cordia
05) Jesse Krynak
06) Ronald Schweizer
07) Laura A. Sugg
08) Kevin S. McCarthy
09) Ben C. Rodgers
10) D. Mark Leland
11) Deborah L. Byers

	One Year	Two Years	Three Years	Abstain
3. Non-binding resolution regarding the frequency of shareholder votes on the compensation of named executive officers (say-on-frequency).	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The 2022 Annual Report and Notice and Proxy Statement are available at www.proxyvote.com.

V04368-P89083-Z84594

KINETIK HOLDINGS INC.
Annual Meeting of Shareholders
May 31, 2023 10:00 a.m. Central Time
This proxy is solicited by the Board of Directors

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side